UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant  ☑
Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
SPS COMMERCE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☑    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

   SPS COMMERCE, INC.

333 South Seventh Street, Suite 1000
Minneapolis, Minnesota 55402
(612) 435-9400

April 14, 2026

Dear Stockholders:

You are cordially invited to join us for our 2026 Annual Meeting of Stockholders, which will be held virtually on Thursday, May 28, 2026, at 8:00 a.m., Central Time. The virtual meeting can be accessed by visiting the following website and entering your control number: www.virtualshareholdermeeting.com/SPSC2026. Stockholders will have the same opportunities to participate in the virtual meeting as you would at an in-person meeting, including having the opportunity to vote and to submit a question during the meeting using the directions on the meeting website.
The notice of the 2026 Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the meeting. Whether or not you plan to attend the virtual meeting, your vote is important and we encourage you to submit your proxy to vote your shares promptly. You may vote your shares by proxy by using a toll-free telephone number, the internet, or mail, free of charge. Instructions regarding these three methods of voting are contained in the proxy materials.
We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2025 Annual Report to Stockholders (the “Annual Report”). This process allows us to provide our stockholders with the information they need more promptly, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access our proxy materials and Annual Report and to cast your vote via the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report. All stockholders who do not receive a Notice will receive a paper copy of our proxy materials and Annual Report by mail.
We look forward to having you attend the virtual meeting.

Chad Collins Chief Executive Officer

Sincerely,

Chad Collins
Chief Executive Officer
   SPS COMMERCE, INC.

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

SPS Commerce, Inc.
333 South Seventh Street, Suite 1000
Minneapolis, Minnesota 55402

Notice of 2026 Annual Meeting of Stockholders

Time and Date 8:00 a.m., Central Time Thursday, May 28, 2026	Access The 2026 Annual Meeting of Stockholders is virtual only. Join us via: www.virtualshareholdermeeting.com/SPSC2026

Items of Business
1.	Election of nine directors, each for a one-year term.
2.	Ratification of the selection of KPMG LLP as independent auditor for the fiscal year ending December 31, 2026.
3.	Advisory approval of the compensation of our named executive officers (“Say-on-Pay” vote).
4.	Any other business that may properly be considered at the meeting or any adjournment or postponement of the meeting.
Record Date – You may vote at the 2026 Annual Meeting if you were a stockholder of record at the close of business on March 30, 2026.
Voting by Proxy – Whether or not you plan to attend the 2026 Annual Meeting virtually, please vote your shares by proxy to ensure they are represented at the 2026 Annual Meeting. To submit your proxy vote, you may follow the instructions for voting via the internet as described in the Notice and the proxy card. If you received a paper copy of the proxy card by mail, you may sign, date, and mail the proxy card in the envelope provided, or you may vote via telephone or the internet as described in the proxy card.
By Order of the Board of Directors,

Chad Collins
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2026:
This Notice of the 2026 Annual Meeting, 2026 Proxy Statement, and 2025 Annual Report to Stockholders are available at www.proxyvote.com.

   SPS COMMERCE, INC.

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS
How to Vote by Proxy
Whether or not you plan to attend the 2026 Annual Meeting virtually, please provide your proxy by either using the internet or telephone as further explained below or filling in, signing, dating, and promptly mailing a proxy card.

BY TELEPHONE

•You will need to use a control number that was provided to you by our vote tabulator, Broadridge Financial Solutions.
•Call the toll-free number on your proxy card, 24 hours a day, seven days a week, through 11:59 p.m. Eastern Time (“ET”) on May 27, 2026 for shares held directly, and through 11:59 p.m. ET on May 22, 2026 for shares held in the SPS Commerce, Inc. 401(k) Retirement Savings Plan (the “Plan”).
•Please have your proxy card available and follow the additional steps when prompted.

BY INTERNET

•Go to the web site at www.proxyvote.com, 24 hours a day, seven days a week, through 11:59 p.m. ET on May 27, 2026 for shares held directly, and through 11:59 p.m. ET on May 22, 2026 for shares held in the Plan.
•Please have your Notice or proxy card available and follow the instructions provided to obtain your records and to submit an electronic voting instruction form.

BY MAIL

•If you received a Notice, first request a paper copy of the proxy materials as directed in the Notice on or before May 14, 2026 to facilitate timely delivery.
•Mark, sign, and date your proxy card.
•Return the proxy card in the postage-paid envelope provided.
If your shares are held in an account at a brokerage firm, bank, or similar organization, you will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares. You will receive a notice that will tell you how to access our proxy materials on the internet and vote your shares by proxy over the internet. It will also tell you how to request a paper or electronic copy of our proxy materials.
YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

   SPS COMMERCE, INC.

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

References & Abbreviations
Unless the context otherwise requires, the words “we,” “us,” “our,” the “Company,” “SPS,” and “SPS Commerce” refer to SPS Commerce, Inc. Some of the other common abbreviations used in this Proxy Statement are as follows.

Abbreviation	Term	Abbreviation	Term
2026 Annual Meeting	2026 Annual Meeting of Stockholders	Plan	SPS Commerce, Inc. 401(k) Retirement Savings Plan
Annual Report	2025 Annual Report to Stockholders	KPMG	KPMG LLP
Board	Board of Directors	PSU	Performance Stock Unit
CEO	Chief Executive Officer	RSU	Restricted Stock Unit
PEO	Principal Executive Officer	DSU	Deferred Stock Unit
NEO	Named Executive Officer	TSR	Total Shareholder Return
Notice	Notice of Internet Availability of Proxy Materials	SEC	Securities and Exchange Commission

Forward-Looking Statements
This Proxy Statement contains forward-looking statements, including information about future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results to be materially different than those expressed or implied in such statements. Certain of these risks, uncertainties, and other factors are included in documents the Company filed with the SEC, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as subsequent reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this Proxy Statement are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, except to the extent required by law, the Company expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
   SPS COMMERCE, INC.

PROXY SUMMARY
PROXY SUMMARY
This summary provides a business overview and highlights certain information contained elsewhere in this Proxy Statement. We encourage you to review the entire Proxy Statement. This Proxy Statement and our Annual Report are first being made available to our stockholders on or about April 14, 2026. Website addresses included throughout this Proxy Statement are for reference only, and the information contained on such websites, including our website, is not incorporated by reference into this Proxy Statement.

Business Overview
SPS Commerce is the world’s leading intelligent global supply chain network that connects retailers, brands, distributors, manufacturers, and logistics providers through shared infrastructure built to handle the complexity of modern commerce operations. Our network enables companies to connect once and immediately transact with thousands of trading partners without negotiating standards, building integrations, or maintaining compliance logic.
Our network powers our portfolio of solutions that orchestrate the critical processes, protocols, and data exchanges needed to get the right product, in the right place, at the right time, every time. We have embedded deep expertise, proven processes, and compliance logic built from over 20 years of commerce intelligence into every connection, delivering a full-service experience that empowers partners to move forward faster, together.

Voting Matters and Voting Recommendations
The following proposals are included in this Proxy Statement and are scheduled to be voted on at the 2026 Annual Meeting. Our Board recommends that you vote your shares as indicated below.

PROPOSALS:	THE BOARD OF DIRECTOR’S VOTING RECOMMENDATIONS:	RATIONALE FOR SUPPORT:	FOR FURTHER DETAILS:

Election of nine directors, each for a term of one year.	“FOR” each nominee to the Board	Our nominees are distinguished leaders who bring a mix of strong skills and experience to the Board and can represent the interests of stockholders.	Page 8
Ratification of the selection of KPMG as independent auditor of SPS Commerce, Inc. for the fiscal year ending December 31, 2026.	“FOR”	Based on its assessment of the qualifications and performance of KPMG, the Audit Committee believes that it is in the best interests of the Company and its stockholders to retain KPMG.	Page 67
Advisory approval of the compensation of our NEOs (“Say-on-Pay” vote).	“FOR”
We set the compensation of our NEOs based on their ability to create sustainable long-term stockholder value in a cost-effective manner. Our executive compensation philosophy is to align executive compensation decisions with our desired business direction, strategy, and performance.

Other than the proposals described in this Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the 2026 Annual Meeting. If you grant a proxy by telephone, by internet, or by signing and returning your proxy card, any of the persons appointed by the Board as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2026 Annual Meeting. If any of our nominees is unavailable as a candidate for director, the named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board.

2	Proxy Statement for the 2026 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
SPS Commerce, Inc. is soliciting proxies for use at the 2026 Annual Meeting to be held on May 28, 2026, and at any adjournment or postponement of the 2026 Annual Meeting.

Purpose of the Meeting
At our 2026 Annual Meeting, stockholders will act upon the matters outlined in the Notice of 2026 Annual Meeting, and management will have an opportunity to respond to appropriate questions from our stockholders. The matters outlined in the Notice include the following:
1.Election of nine directors, each to a one-year term;
2.Ratification of the selection of KPMG as our independent auditor for the year ending December 31, 2026; and
3.Advisory approval of the compensation of our NEOs.

Meeting Voting Rights and Attendance

1.	Q	Who is entitled to vote at the 2026 Annual Meeting?
A
The Board has set March 30, 2026 as the record date for the 2026 Annual Meeting. If you were a stockholder of record at the close of business on March 30, 2026, you are entitled to vote at the 2026 Annual Meeting. As of the record date, 36,967,108 shares of common stock, representing all of our voting stock, were issued and outstanding and, therefore, eligible to vote at the 2026 Annual Meeting.

2.	Q	What are my voting rights?
	A	Holders of our common stock are entitled to one vote per share. Therefore, a total of 36,967,108 votes are entitled to be cast at the 2026 Annual Meeting. There is no cumulative voting.
3.	Q	How many shares must be present to hold the 2026 Annual Meeting?
A
In accordance with our bylaws, the holders of shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote generally in the election of directors as of the record date must be present at the 2026 Annual Meeting in order to hold the 2026 Annual Meeting and conduct business. This is called a quorum. Shares are counted as present at the 2026 Annual Meeting if:
•you are present (virtually) and vote at the 2026 Annual Meeting; or
•you have properly and timely submitted your proxy as described below under “How do I submit my proxy?”

4.	Q	What is the difference between a stockholder of record and a “street name” holder?
A
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares, and you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust, or other nominee how to vote their shares using the method described below under “How do I submit my proxy?”

3	Proxy Statement for the 2026 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

5.	Q	How can I attend the 2026 Annual Meeting?
A
All of our stockholders are invited to attend the 2026 Annual Meeting virtually. The 2026 Annual Meeting is not being held in person. We believe that hosting the 2026 Annual Meeting online enables increased attendance and participation from locations around the world. The 2026 Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person 2026 Annual Meeting.

6.	Q	What do I need to attend the 2026 Annual Meeting?
A
We will be hosting our 2026 Annual Meeting via live webcast. Stockholders can attend the 2026 Annual Meeting online at: www.virtualshareholdermeeting.com/SPSC2026. The webcast will begin at 8:00 a.m., Central Time. We encourage you to access the 2026 Annual Meeting prior to the start time. In order to participate in the 2026 Annual Meeting, you will need the 16-digit control number located on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

7.	Q	How can I submit a question at the 2026 Annual Meeting?
A
If you would like to submit a question at the 2026 Annual Meeting, you may type your question into the dialog box provided at any point during the virtual 2026 Annual Meeting (until the floor is closed to questions). In order to allow us to answer questions from as many stockholders as possible, we limit each stockholder to two questions. Questions and answers may be grouped by topic and substantially similar questions may be answered at once.

8.	Q	What if I have technical difficulties or trouble accessing the 2026 Annual Meeting?
	A	If you encounter any technical difficulties with accessing the virtual 2026 Annual Meeting, please call the technical support number that will be posted on the 2026 Annual Meeting website log-in page.

Information about the Notice and Proxy Materials

1.	Q	What is a proxy?
A
A proxy is a designation for another person to vote stock you own; that other person is called a proxy. If you designate someone as your proxy in a written document, that document is called a form of proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two executive officers, Chad Collins and Joseph Del Preto, have been designated as proxies for our 2026 Annual Meeting.

2.	Q	If I received a one-page Notice, how can I receive a full set of printed proxy materials?
A
As permitted by SEC rules, we have elected to provide access to our proxy materials over the internet to stockholders who have not previously requested printed proxy materials, which reduces our costs and the environmental impact of our 2026 Annual Meeting. The Notice contains instructions on how to request a printed set of proxy materials, which we will provide to stockholders upon request at no cost to the requesting stockholder within three business days after receiving the request. If you would like to request a printed set of proxy materials, please make your request on or before May 14, 2026 to facilitate timely delivery.

4	Proxy Statement for the 2026 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

3.	Q	How do I submit my proxy?
A
If you are a stockholder of record, you can submit your vote for the 2026 Annual Meeting in any of the following ways:
•over the internet using www.proxyvote.com;
•by telephone by calling a toll-free number; or
•signing, dating, and mailing the proxy card in the envelope provided.
To vote by telephone or the internet, you will need to use a control number that was provided to you by our vote tabulator, Broadridge Financial Solutions, and then follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.
If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust, or other nominee, which is similar to the voting procedures for stockholders of record. If you receive the proxy materials by mail, you will receive a voting instruction form (not a proxy card) to use in directing the broker, bank, trust, or other nominee how to vote your shares.

4.	Q	What does it mean if I receive more than one printed set of proxy materials?
A
If you receive more than one Notice or printed set of proxy materials, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, vote once for each control number you receive as described above under “How do I submit my proxy?”

5.	Q	Who pays for the cost of proxy preparation and solicitation?
A
SPS pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts, or other nominees for forwarding proxy materials to street name holders. In addition, our directors, officers, and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication. Our directors, officers and regular employees will receive no additional compensation for their services other than such regular compensation.

Voting

1.	Q	How do I vote?
A
See the “How to Vote by Proxy” section above for instructions on the different options on how to vote by proxy. See below under “Can I vote my shares at the 2026 Annual Meeting?” for information on voting your shares during the virtual 2026 Annual Meeting.

2.	Q	How does the Board recommend that I vote?
A
The Board recommends a vote:
•FOR the election of each of the nominees for director;
•FOR the ratification of the selection of KPMG as the independent auditor of SPS Commerce, Inc. for the year ending December 31, 2026; and
•FOR advisory approval of the compensation of our NEOs.

5	Proxy Statement for the 2026 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

3.	Q	What if I do not specify how I want my shares voted?
A
If you are a stockholder of record and submit a signed proxy card or submit your proxy by internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares as follows:

     • FOR the election of each of the nominees for director;
     • FOR the ratification of the selection of KPMG as the independent auditor of SPS Commerce, Inc. for the year ending December 31, 2026; and
     • FOR advisory approval of the compensation of our NEOs.

Your vote is important. We urge you to vote, or to instruct your broker, bank, trust, or other nominee how to vote, on all matters before the 2026 Annual Meeting. If you are a street name holder and fail to instruct the stockholder of record how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” Other than the ratification of the selection of KPMG as our independent auditor for the year ending December 31, 2026, brokers may not exercise voting discretion as to the uninstructed shares on any matter included in the Notice of 2026 Annual Meeting. With respect to the ratification of the selection of KPMG as our independent auditor for the year ending December 31, 2026, brokers may exercise voting discretion as to the uninstructed shares. For matters with respect to which the broker, bank or other nominee does not have voting discretion or has, but does not exercise, voting discretion, the uninstructed shares will be referred to as a “broker non-vote.” For more information regarding the effect of broker non-votes on the outcome of the vote, see below under “How are votes counted?”

4.	Q	Can I change my vote after submitting my proxy?
A
Yes. If you are a stockholder of record with shares registered in your name, you may revoke your proxy and/or change your vote in any of the following ways:
•by submitting a later-dated proxy by telephone or the internet before 11:59 p.m. Eastern Time on May 27, 2026 for shares held directly and before 11:59 p.m. Eastern Time on May 22, 2026 for shares held in the Plan;
•by submitting a later-dated proxy to the Corporate Secretary of SPS, which must be received by us before the time of the 2026 Annual Meeting;
•by sending a written notice of revocation to the Corporate Secretary of SPS, which must be received by us before the time of the 2026 Annual Meeting; or
•by voting at the virtual 2026 Annual Meeting.

If you hold your shares in street name, you should contact your broker, bank, trust, or other nominee and follow their instructions to change your vote or revoke your proxy.

5.	Q	Can I vote my shares at the 2026 Annual Meeting?
A
If you are a stockholder of record or beneficial owner of common stock as of the close of business on the record date, you may vote your shares during the virtual 2026 Annual Meeting by using the 16-digit control number on your Notice, your proxy card, or your voting instruction form, as applicable, on www.virtualshareholdermeeting.com/SPSC2026. Even if you currently plan to attend the 2026 Annual Meeting, we recommend that you submit your proxy as described above so your vote will be counted if you decide later not to attend the 2026 Annual Meeting. If you submit your vote by proxy and decide later to vote during the meeting, the vote you submit at the 2026 Annual Meeting will override your proxy vote.

6	Proxy Statement for the 2026 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

6.	Q	What vote is required to approve each item of business included in the Notice of 2026 Annual Meeting?
A
A director nominee will be elected if the number of votes cast “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee. Any incumbent director who does not receive a greater number of votes “FOR” than “AGAINST” his or her reelection in an uncontested election shall tender his or her resignation to the Board, subject to acceptance. The Governance and Nominating Committee will make a recommendation and the Board will determine whether to accept or reject the offer to resign and publicly disclose its decision within 90 days of certification of the stockholder vote.

The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the 2026 Annual Meeting and entitled to vote on the matter is required to ratify the selection of our independent auditor.

For the advisory vote to approve the executive compensation of our NEOs, there is no minimum approval necessary since it is an advisory vote; however, the Board will consider the the proposal approved if the holders of a majority of the shares of common stock present or represented by proxy at the 2026 Annual Meeting and entitled to vote on the matter vote to approve the proposal.

7.	Q	How are votes counted?
A
You may vote “FOR,” “AGAINST” OR “ABSTAIN” for each director nominee and on the other proposals. If you properly submit your proxy but abstain from voting for a director nominee or on the other proposals, your shares will be counted as present at the 2026 Annual Meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting. If you do not submit your proxy or voting instructions and also do not vote at the 2026 Annual Meeting, your shares will not be counted as present at the 2026 Annual Meeting for the purpose of determining a quorum, unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so. For more information regarding discretionary voting, see the information above under “What if I do not specify how I want my shares voted?”

With respect to the proposal to elect directors, if you abstain from voting for one or more of the director nominees or you do not vote your shares on this matter (whether by broker non-vote or otherwise), this will have no effect on the outcome of the vote.

With respect to the proposal to ratify the selection of KPMG as our independent auditor, if you abstain from voting, doing so will have the same effect as a vote against the proposal. Your broker or other nominee does have discretionary authority to vote your shares on this proposal, even if the broker or other nominee does not receive voting instructions from you. Therefore, we do not expect any broker non-votes with respect to this proposal, and accordingly broker non-votes will not affect the outcome of the vote.

Broker non-votes will have no effect on the advisory vote to approve the compensation of our NEOs, however, if you abstain from voting on this matter, doing so will have the same effect as a vote against the proposal.

7	Proxy Statement for the 2026 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

ITEM 1 – ELECTION OF DIRECTORS
The Board currently consists of ten directors. Our Amended and Restated Bylaws provide that each member of our Board is elected annually by a majority of votes cast if the election is uncontested. All of our directors, except for Ms. Chima, Mr. McConnell, and Mr. Partin, were elected by our stockholders at our 2025 annual meeting of stockholders. Ms. Chima and Mr. McConnell were each appointed as a director of the Company effective February 12, 2026 pursuant to the Cooperation Agreement (as defined below), and Mr. Partin was appointed as a director of the Company effective August 18, 2025. One of our independent directors recommended Mr. Partin for consideration as a director nominee by the Governance & Nominating Committee.

Ms. Chima and Mr. McConnell are nominated pursuant to a cooperation letter agreement (the “Cooperation Agreement”) entered into with Anson Funds Management LP (“Anson”) on February 12, 2026. The Cooperation Agreement, including certain standstill commitments made by Anson, is described in the Current Report on Form
8-K filed by the Company with the SEC on February 12, 2026. Pursuant to the Cooperation Agreement and based upon the recommendation of the Governance & Nominating Committee, the Board has nominated nine directors, including Ms. Chima and Mr. McConnell, for election at the 2026 Annual Meeting. As announced by the Company on February 12, 2026, in accordance with the long-standing age limitation set forth in the Company’s Corporate Governance Guidelines, Mr. Wehrwein is not standing for re-election as a director at the 2026 Annual Meeting. The Board has taken action to reduce the size of the Board to nine members effective upon the expiration of Mr. Wehrwein’s term as a director at the 2026 Annual Meeting. Proxies cannot be voted for a greater number of persons than nine, which is the number of nominees named in this Proxy Statement.
The following are directors who currently serve on our Board and are nominated for reelection and continued service.

Name	Age(1)	Position	Director Since	Independent
Chad Collins	50	Chief Executive Officer, Director	2023	No
Fumbi Chima	51	Director	2026	Yes
Razat Gaurav	52	Director	2025	Yes
Michael McConnell	60	Director	2026	Yes
Mark Partin	58	Director	2025	Yes
Marty Réaume	60	Director	2018	Yes
Tami Reller	61	Director	2016	Yes
Philip Soran	69	Chair of the Board	2010	Yes
Anne Sempowski Ward	54	Director	2020	Yes
(1)Age as of April 14, 2026
All nominated Board members have agreed to serve as directors if elected. If, for any reason, any nominee becomes unable to serve before the 2026 Annual Meeting occurs, the persons named as proxies may vote your shares for a substitute nominee selected by our Board. The director nominees, if reelected, will serve until our 2027 annual meeting of stockholders or until their successors are elected and qualified.

The Board recommends a vote FOR the election of each of the director nominees. Proxies will be voted FOR the election of each of the nominees unless otherwise specified.

Set forth below is biographical information for each of the nominated directors. The following includes certain information regarding our director nominees’ collective and individual experience, qualifications, attributes, and skills that led the Board to conclude that the makeup of the Board is appropriate and each nominee should continue service.

8	Proxy Statement for the 2026 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Director Skills and Experience

The Board strives for well-qualified directors, with the relevant business and board skills and experiences, judgment and integrity, reputation in their profession, diversity of background, education, leadership ability, and concern for the interests of stockholders, to provide effective oversight and thought leadership to management and exercise oversight responsibilities on behalf of SPS stockholders. Each director brings experience and skills that complement those of the other directors. The Board believes that all the directors nominated for election are highly qualified, and have the skills, experience, and diversity of viewpoints required for service on the Board.

Core skills, experiences, and statistics for each of our director nominees are included in the summary graphics below. The lack of a skill or experience noted below does not mean the director does not possess that qualification but rather a noted skill or experience indicates a specific area of focus or expertise on which the Board relies most heavily.

	Collins	Chima	Gaurav	McConnell	Partin	Réaume	Reller	Soran	Sempowski Ward
Knowledge, Experience, and Skill
Financial Literacy Experience in overseeing and understanding financial statements, capital structure, and internal controls	●	●	●	●	●		●	●	●
SaaS Experience in the Software-as-a-Service (SaaS) business model	●	●	●	●	●	●	●	●
Technology Experience in managing and developing technology, including cybersecurity	●	●	●	●	●		●	●
Retail Market Experience in our primary customer market, retailers	●	●	●						●

Senior Leadership / Corporate Governance
Experience in senior leadership or the direct management of corporate governance to assist in our organizational and operating structures, including risk management
	●	●	●	●	●	●	●	●	●
Talent Management / Human Resources Experience in the direct management of retaining and compensating people	●	●	●	●	●	●	●	●	●
Sales / Customer Engagement Experience in the direct management of the sales or customer success organizational functions	●		●	●	●		●	●	●
Mergers & Acquisitions Experience in the various phases of M&A work including target identification, due diligence, agreement negotiation and review, and integration	●	●	●	●	●	●	●	●	●
International Operations Experience in the complex landscape of existing and growth into multi-national operations	●	●	●	●	●	●	●

9	Proxy Statement for the 2026 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Gender
Male	●		●	●	●			●
Female		●				●	●		●
Race/Ethnicity
African American or Black		●							●
White	●			●	●	●	●	●
Asian			●

Average Tenure in Years
4.8

Average Age
57

10	Proxy Statement for the 2026 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Nominees for Director

Chad Collins Director since October 2023 Chief Executive Officer, SPS Commerce, Inc.

Professional Highlights	Skills and Experiences
o    SPS Commerce, Inc., CEO, October 2023–present
o    Körber Supply Chain, CEO - Software, 2020–September 2023
           Global provider of a wide range of end-to-end supply chain solutions
o   Highjump Software (and parent company, Accellos), various leadership roles,
   2002–2020, including President, 2015–2017, and CEO, 2017–2020
           Global provider of supply chain management software and trading partner software
o  Cap Gemini Ernst & Young, Supply Chain Consultant, 1998–2002

•Financial Literacy
•SaaS
•Technology
•Retail Market
•Senior Leadership / Corporate Governance
•Talent Management / Human Resources
•Sales / Customer Engagement
•Mergers & Acquisitions
•International Operations

Primary Nominee Qualifications	Extensive management and operational experience in supply chain technology, as well as his role with our Company.

11	Proxy Statement for the 2026 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Nominees for Director

Fumbi Chima Director since February 2026

Professional Highlights	Skills and Experiences
o    Director
  Willis Towers Watson Public Limited Company (Nasdaq: WTW),
    April 2022–present, Audit Committee Member and Corporate Governance and Nominating Committee Chair
               Financial services company
  Heirs Technologies, Chair of the Board of Directors, January 2024–present
       Technology company
  Past service on public and private company boards and in advisory roles in the U.S. and internationally
o    Executive and Technology Roles
  Boeing Credit Union, Chief Technology, Digital, and Transformation Officer, September 2020–November 2024
Non-profit financial cooperative
  Adidas AG (Deutsche Börse: ADS.DE), Chief Information and Digital Officer, 2019–2020
German sportswear manufacturing company
  Various technology roles including executive roles at Fox Networks Group (2017–2019), Burberry Group plc (LSE: BRBY, 2015–2017), Walmart (NYSE: WMT, 2010–2015), American Express Company (NYSE: AXP, 2006–2010), JPMorgan Chase & Co. (NYSE: JPM, 2004–2006) and TXU Energy Retail Co LLC (2000–2004)
o    PricewaterhouseCoopers LLP, Auditor and Senior Consultant, 1993–2000
•Financial Literacy •SaaS •Technology •Retail Market •Senior Leadership / Corporate Governance •Talent Management / Human Resources •Mergers & Acquisitions •International Operations

Primary Nominee Qualifications	Broad range of experience in public and private company leadership positions and directorships with a focus on retail, technology and digital transformation.

12	Proxy Statement for the 2026 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Nominees for Director

Razat Gaurav Director since March 2025

Professional Highlights
o    Kinaxis Inc. (TSX: KSX), CEO and Director, January 2026–present
Supply chain management company and provider of AI-supported supply chain platform
o    Planview, Inc., CEO and Director, May 2021–January 2026
Enterprise software provider of portfolio management and digital product development solutions
o    LLamasoft, Inc. (acquired by Coupa in 2020), CEO and Director, 2018–April 2021
AI-based supply chain design and planning solutions provider
o    Blue Yonder, various leadership roles, 2010–2017, including Executive Vice President & General Manager, Chief Revenue Officer (2015–2017), EVP & GM (2014–2015), and SVP International and Strategic Initiatives (2013–2014)
Supply chain management software provider
o    i2 Technologies (acquired by Blue Yonder in 2010), various leadership roles, 1999–2010, including Senior Vice President, Head of Sales (2009–2010) and SVP, Global Logistics Business Unit (2005–2008)
Supply chain management software provider
o    Ernst & Young, Management Consultant, 1997–1999

•Financial Literacy
•SaaS
•Technology
•Retail Market
•Senior Leadership / Corporate Governance
•Talent Management / Human Resources
•Sales / Customer Engagement
•Mergers & Acquisitions
•International Operations

Primary Nominee Qualifications	Experience as a chief executive officer and sales leader in the evolving enterprise and supply chain management software services industries.

13	Proxy Statement for the 2026 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Nominees for Director

Michael McConnell Director since February 2026 and from March 2018 to May 2019

Professional Highlights	Skills and Experiences
o    Director
  OneSpan Inc. (Nasdaq: OSPN), June 2021–present, Audit Committee Member
Provider of digital identity and anti-fraud solutions for virtual transactions
  Powerfleet, Inc. (Nasdaq: AIOT), April 2024–present, Audit Committee Chair
Provider in the artificial intelligence of things (AIoT) software-as-a-service mobile asset industry
  QuickFee (ASX: QFE), March 2022–present, Compensation Committee Member
Provider of online payment and lending solutions for professional service firms
  Beonic (ASX: BEO), June 2024–present, Chairman of the Board
Provider of AI platform and consulting and data analytics services for venue operators
  Adacel, June 2017–present
Provider of air traffic management and air traffic simulation training solutions
  Past service on numerous public and private company boards in the U.S., Israel, Ireland, Australia and New Zealand
o     Managing Director, Shamrock Capital Advisors, 1994–2008
Private investment company
•Financial Literacy •SaaS •Technology •Senior Leadership / Corporate Governance •Talent Management / Human Resources •Sales / Customer Engagement •Mergers & Acquisitions •International Operations

Primary Nominee Qualifications
Extensive experience as a non-executive director at public and private companies in the U.S. and internationally, having served in multiple board capacities, including board chair and chair of the audit, nominating/governance, compensation and strategy committees.

14	Proxy Statement for the 2026 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Nominees for Director

Mark Partin Director since August 2025

Professional Highlights	Skills and Experiences
o    BlackLine, Inc. (Nasdaq: BL), Chief Financial Officer and Treasurer, 2015–February 2025
Cloud-based financial automation software provider
o    Director, CircleCi, May 2021–present, a software development platform, and Meaningful Partners, 2017–present, an investment company
o    Chief Financial Officer roles
Fiberlink Communications Corporation (now MaaS360, an IBM Company), 2005–2015, enterprise mobility management company
American Health Imaging, 2003–2005, healthcare imaging services provider
HealthHeadhunter.net (now CareerBuilder.com), 1999–2001,
online recruitment services company
Contour Medical, Inc. (acquired by Sun Healthcare Group, Inc.), 1997–1999, healthcare company
o    Williams Group International, Controller, 1995–1997
o    Arthur Andersen & Co., CPA and Auditor, 1991–1995
•Financial Literacy •SaaS •Technology •Senior Leadership / Corporate Governance •Talent Management / Human Resources •Sales / Customer Engagement •Mergers & Acquisitions •International Operations

Primary Nominee Qualifications
Experience as a chief financial officer of publicly traded and high-growth technology companies with extensive financial and global operations experience as well as strategic and go-to-market leadership.

15	Proxy Statement for the 2026 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Nominees for Director

Marty Réaume Director since March 2018

Professional Highlights	Skills and Experiences
o    SemperVirens Venture Capital, HR Venture Advisor, June 2020–present
Early stage venture capital fund
o    Director, Wisdom Labs, a workplace wellbeing technology company, and Canadian Mental Health Association, Ontario, a non-profit mental health association
o    Advisory Board Member
Atrium, executive coaching platform
OpenClassrooms, online education and training platform
Informed, consumer auto-financing platform
Tigerhall, platform to help drive change and transformation initiatives
HR.com, HR networking platform
o    Twilio Inc., Chief People Officer, 2017–2019
Publicly traded developer and provider of a communication cloud-based platform
o    Fitbit, Inc., Chief People Officer, 2015–2017
Publicly traded health solution technology provider
o    NetSuite, Inc., Chief People Officer, 2009–2014; Head of Human Resources, 2006–2009
Publicly traded provider of cloud-based business management software
•SaaS •Senior Leadership / Corporate Governance •Talent Management / Human Resources •Mergers & Acquisitions •International Operations

Primary Nominee Qualifications	Strong expertise in human resources, executive compensation, talent acquisition and development, mergers and acquisitions, and geographic expansion.

16	Proxy Statement for the 2026 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Nominees for Director

Tami Reller Director since May 2016 Chair of the Board, May 2018–May 2022

Professional Highlights	Skills and Experiences
o   Director, Fairview Health Services, August 2024–present
              Non-profit healthcare services network
o   Duly Health and Care, Executive Chair, June 2023–September 2024; CEO, September 2022–June 2023; President, May 2021–September 2022
Multi-specialty health care group
o   UnitedHealth Group (NYSE: UNH), Executive Vice President and Chief Marketing and Experience Officer of UnitedHealthcare, 2017–May 2021
Health benefits platform
o   Optum (subsidiary of UnitedHealth Group), Chief Growth Officer, Chief Financial Officer, 2016–2017; Chief Marketing Officer, 2014–2016
Healthcare services provider
o   Microsoft Corporation, several executive roles including Executive Vice President of Marketing, Divisional Chief Financial Officer and Marketing Officer, 2001–2014
Publicly traded software and technology company
o   Great Plains Software, Chief Financial Officer, 1999–2001
Publicly traded accounting and ERP software provider
•Financial Literacy •SaaS •Technology •Senior Leadership / Corporate Governance •Talent Management / Human Resources •Sales / Customer Engagement •Mergers & Acquisitions •International Operations

Primary Nominee Qualifications	Extensive experience leading software companies, financial understanding and auditing review, and general business knowledge.

17	Proxy Statement for the 2026 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Nominees for Director

Philip Soran Director since July 2010 Chair of the Board: May 2014–May 2017, May 2022–October 2023, May 2024–Present Lead Independent Director: October 2023–May 2024

Professional Highlights	Skills and Experiences
o    Director
   Piper Sandler Companies (NYSE: PIPR), 2013–present, lead director,
2018–May 2024
                        Investment bank and asset management firm
   Origina, April 2022–May 2025
                        Technology services company
   Foodsby, 2017–2024
                        Food delivery service
   Spineology Inc., November 2018–2024
                        Medical technology company
o    Flipgrid, Inc., Executive Chairman, 2015–2018
Education technology software company
o    Compellent Technologies, Inc., President, CEO, Director, 2002–2012
Co-founded publicly traded software company
o    Xiotech, President, CEO, Director, 1995–2001
Co-founded network storage business
•Financial Literacy •SaaS •Technology •Senior Leadership / Corporate Governance •Talent Management / Human Resources •Sales / Customer Engagement •Mergers & Acquisitions

Primary Nominee Qualifications
Experience as a chief executive officer of a publicly traded company, service on a variety of public and private technology-related company boards, and experience in founding and building technology companies as well as corporate vision and operational knowledge.

18	Proxy Statement for the 2026 Annual Meeting of Stockholders

ITEM 1 – ELECTION OF DIRECTORS

Nominees for Director

Anne Sempowski Ward Director since November 2020

Professional Highlights	Skills and Experiences
o    CURiO Brands (formerly The Thymes, LLC), Chair, July 2024–present, CEO & Chair, 2012–July 2024
Consumer goods provider
o     Director
   Vanda Pharmaceuticals (Nasdaq: VNDA), biopharma company
   Spectrum Brands (NYSE: SPB), consumer goods provider (through 2021)
   The Lip Bar, Inc., cosmetics and beauty products company
o  The FORWARD Group, CEO, 2010–2012
Co-founded business consulting group
o     Johnson Publishing Company, President & Chief Operating Officer, 2007–2010
Media and beauty company
o    The Coca-Cola Company, Assistant Vice President, 2006–2007
Publicly traded multinational consumer goods provider
o    Procter & Gamble, Associate Marketing Director, 1994–2006
Publicly traded multinational consumer goods provider
•Financial Literacy •Retail Market •Senior Leadership / Corporate Governance •Talent Management / Human Resources •Sales / Customer Engagement •Mergers & Acquisitions

Primary Nominee Qualifications
Experience as a chief executive officer and brand builder in the high-growth consumer and retail environment, executive experience with consumer goods companies and extensive marketing, brand management, and operational leadership for companies across multiple sectors.

19	Proxy Statement for the 2026 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Board conducts its business through meetings of established standing committees. Each of the standing committees has adopted and operates under a written charter, all of which are available within our corporate governance section of our investor relations portion of our website at www.spscommerce.com. We have adopted a code of business conduct and ethics relating to the conduct of our business by our directors, officers (including our PEO and principal financial and accounting officer), and employees (our “Code of Conduct”), that can also be found in the same section on our website. We plan to post on our website at the address described above any future amendments or waivers of our Code of Conduct applicable to our PEO or principal financial and accounting officer. Additionally, our Corporate Governance Guidelines are available in the same section on our website.

Board Leadership Structure
One of the key responsibilities of the Board is to have a leadership structure that allows it to provide effective oversight of management and maximize the contributions of its members. The Board evaluates its leadership structure on an ongoing basis. The Board does not have a policy as to whether the position of the chair of the Board (the “Chair”) and the position of the CEO or other executive position should be separate. Rather, the Board believes it should retain the flexibility to decide what is in the best interest of the Company at any point in time. If the position of Chair is held by a director who is not independent, the Board will appoint a Lead Independent Director from among its members using criteria the Board deems appropriate. If the Chair is an independent director, then the duties of the Lead Independent Director described below shall be part of the duties of the Chair.
The Board believes that in the absence of an independent Chair, a Lead Independent Director is an integral part of a governance structure that promotes strong, independent oversight of the Company’s management and affairs. In fulfilling his or her responsibilities, the Lead Independent Director, if any, will: preside at all meetings of the Board when the Chair is not present; convene and preside at meetings of the independent directors, including executive sessions; review and provide input on meeting agendas for the Board and its committees; and perform such other duties as may be requested by the Board.
Currently, the positions of CEO and Chair are separate. Chad Collins has served as our CEO and as a member of our Board since October 2, 2023. Philip Soran has served as the independent Chair since May 16, 2024. Anne Sempowski Ward has been appointed to serve as the independent Chair beginning on the date of the 2026 Annual Meeting.

20	Proxy Statement for the 2026 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Committees
The Board has established an Audit Committee, a Compensation & Talent Committee, a Governance & Nominating Committee, and a Finance & Strategy Committee. The following sets forth the membership of each of our committees as of April 1, 2026.

BOARD COMMITTEES
DIRECTOR(1)	Audit	Compensation & Talent	Governance & Nominating	Finance & Strategy
Fumbi Chima	●
Razat Gaurav				●
Michael McConnell				●
Mark Partin	◆
Marty Réaume		◆	●
Tami Reller	●	●
Philip Soran		●		◆
Anne Sempowski Ward			◆
Sven Wehrwein	●		●
◆ Chair ● Member

1 Mr. Collins does not serve on a committee. Mr. Partin became the Chair of the Audit Committee effective as of April 1, 2026, and Mr. Wehrwein, the prior Chair of the Audit Committee, continues to serve on the Audit Committee as a member. For the reason that Mr. Wehrwein is not standing for re-election as a director at the 2026 Annual Meeting, he will no longer serve on any committees as of that date. In addition, effective as of the date of the 2026 Annual Meeting: Mr. Gaurav will also serve on the Compensation & Talent Committee, and Ms. Reller will no longer serve on this Committee; and Ms. Reller will become Chair of the Governance & Nominating Committee, and Ms. Ward will continue to serve on this Committee as a member.

21	Proxy Statement for the 2026 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The primary responsibilities, current members, and number of meetings in 2025 of each Board committee are discussed in turn below.

Audit Committee
Chair:
Among other matters, our Audit Committee:
•assesses management’s processes for ensuring the quality and integrity of the Company’s financial statements through oversight of the accounting and financial reporting processes and audits of the financial statements;
•evaluates the qualifications, performance and independence of our independent auditor and reviews and approves both auditing and non-audit services to be provided by the independent auditor;
•discusses with management and our independent auditors any major issues as to the adequacy of our internal controls, any actions to be taken in light of significant or material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting;
•oversees our legal and regulatory compliance process;
•oversees management’s processes to monitor, control, and report on significant corporate risk exposures;
•establishes procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;
•oversees our investment and cash management policies;
•oversees, reviews and discusses with management: the Company’s cybersecurity, information technology and data security risks and threats; the potential impact of those risks and threats on the Company’s business, operations and reputation; and management’s processes, procedures and actions to identify, assess, monitor, mitigate and remediate such risks and threats; and
•approves the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement.
Each of the members of our Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that each of Mr. Partin, Ms. Chima, Ms. Reller, and Mr. Wehrwein is an Audit Committee financial expert, as defined under the applicable rules of the SEC. Each member of our Audit Committee satisfies the Nasdaq independence standards and the independence standards of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mark Partin

Additional Members:
Fumbi Chima
Tami Reller
Sven Wehrwein

Number of Meetings Held in 2025:
6

22	Proxy Statement for the 2026 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Compensation & Talent Committee
Chair:
Among other matters, our Compensation & Talent Committee:
•reviews and approves, on an annual basis, the goals and objectives relevant to our CEO’s and other executive officers’ compensation;
•assesses and approves our CEO’s and other executive officers’ annual compensation, including salary, bonus, incentive and equity-based compensation, based on a review of executive officer performance evaluations, a review of peer company compensation programs, and external consultations;
•administers our equity compensation plans;
•periodically reviews the compensation paid to our non-employee directors and recommends any adjustments in director compensation to our Board;
•oversees and administers our incentive compensation recovery policies; and
•reviews and provides guidance to management with respect to our human capital management policies, programs and strategies, including but not limited to those regarding talent recruitment, development and retention, health and safety, organizational culture, belonging, and compensation and benefits.

Marty Réaume

Additional Members:
Tami Reller
Philip Soran

Number of Meetings Held in 2025:
5

Governance & Nominating Committee
Chair:
Among other matters, our Governance & Nominating Committee:
•identifies, evaluates and recommends individuals qualified to become members of the Board;
•determines the composition of the Board and its committees;
•oversees the evaluation of our Board and individual directors;
•reviews and recommends any modifications to our Corporate Governance Guidelines; and
•provides oversight of, and periodically discusses with management, the Company’s objectives, policies, and efforts related to environmental, social and governance (“ESG”) matters and other corporate responsibility matters, including with respect to sustainability, environmental, corporate citizenship, social, governance, political, and public policy matters.

Anne Sempowski Ward

Additional Members:
Marty Réaume
Sven Wehrwein

Number of Meetings Held in 2025:
7

Finance & Strategy Committee
Chair:
Among other matters, our Finance & Strategy Committee assists the Board in matters involving certain finance and strategic matters, including:
•monitoring policies regarding capital structure and leverage levels;
•reviewing dividend and share repurchase policies and practices; and
•reviewing proposed merger, acquisition, disposition, distribution, recapitalization, financing and other similar transactions.

Philip Soran

Additional Members:
Razat Gaurav
Michael McConnell

Number of Meetings Held in 2025:
5

23	Proxy Statement for the 2026 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Meetings and Attendance
Our Board held seven meetings during 2025. Each of our incumbent directors attended at least 75% of the meetings of the Board and the committees on which they served during 2025. Our Corporate Governance Guidelines provide that our directors are expected to make every reasonable effort to attend our annual meeting of stockholders, and each of our incumbent director nominees attended our 2025 annual meeting of stockholders.

Board Involvement in Risk Oversight

Responsibility of Management	Our management is responsible for identifying the various risks facing us, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis.

Responsibility of the Board
The Board is responsible for monitoring our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks; the Board is not responsible, however, for identifying or managing our various risks.

Responsibility of the Audit Committee
The Audit Committee is primarily responsible for providing oversight in the areas of financial risk, legal and regulatory compliance, and cybersecurity risk. The Board, with assistance from the Audit Committee, is primarily responsible for monitoring management’s responsibility in all other areas of risk management for the Company.

Responsibility of the Compensation & Talent Committee
The Compensation & Talent Committee is charged with overseeing risks associated with our variable compensation policies and practices and annually reviews whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on SPS.

The Audit Committee and the full Board focus on the material risks facing us, including financial, operational, market, geographic, liquidity, legal and regulatory, and cybersecurity, information technology and data security risks, to assess whether management has reasonable controls in place to address these risks. Accordingly, management regularly reported to the Audit Committee and the Board on the risks described above and related risk management during 2025. The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

Succession Planning
The Board reviews and maintains succession plans for the CEO and other, critical senior management positions based on input from the CEO.

Procedures for Contacting the Company, including the Board
Throughout this Proxy Statement, we identify reasons stockholders may need or wish to contact the Company. All of those communications should be directed to the title of the person indicated at the address below.
Stockholders who wish to communicate with the Board may do so by writing to the Board or a particular director in care of the Secretary of the Company. Communications should be delivered to the address below, with attention to “Corporate Secretary”.
SPS Commerce, Inc.
333 South Seventh Street, Suite 1000

24	Proxy Statement for the 2026 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Minneapolis, Minnesota 55402
All communications addressed to the Board will initially be received and processed by the Secretary of the Company, who will then refer the communication to the appropriate Board member (either the director named in the communication, the chairperson of the Board committee having authority over the matter raised in the communication, or the chairperson of the Board in all other cases). The director to whom a communication is referred will determine, in consultation with our counsel, whether a copy or summary of the communication will be provided to the other directors. The Board will respond to communications if and as appropriate.

Director Independence
As required under Nasdaq rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time. Among other things, Nasdaq rules require the Board to determine that an individual is free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Consistent with these considerations, our Board has undertaken a review of the independence of each current director and each director who served during 2025. Based on information provided by the directors concerning their background, employment, and affiliations, and after reviewing transactions or relationships deemed relevant by the Board, the Board has affirmatively determined that all such directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Collins, our CEO.
As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All members of each of the Audit Committee, Compensation & Talent Committee, and Governance & Nominating Committee have been determined by the Board to be independent within the meaning of Nasdaq rules and regulations and applicable SEC rules.

Procedures for Selecting and Nominating Director Candidates
Stockholders may directly nominate a person for election to our Board by complying with the procedures set forth in Article II, Section 2.4(a)(2) of our bylaws, and with the rules and regulations of the SEC. Under our bylaws, only persons nominated in accordance with the procedures set forth in the bylaws will be eligible to serve as directors. In order to nominate an individual for service as a director, you must be a stockholder of record at the time you give notice of your nomination, and you must be entitled to vote for the election of directors at the annual meeting of stockholders at which your nominee will be considered.
In accordance with our bylaws, director nominations generally must be made pursuant to notice delivered to, or mailed to and received by, our Secretary at the principal executive offices at the address above and in accordance with the deadlines summarized below in the section “Stockholder Proposals for the 2027 Annual Meeting of Stockholders.” Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). Your notice also must set forth certain information as set forth in our bylaws.

25	Proxy Statement for the 2026 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
A stockholder who intends to solicit proxies in support of director nominees other than the Company’s director nominees and who has delivered a notice of nomination pursuant to our bylaws shall promptly certify to the Company, and notify the Company in writing, that it has complied with or will comply with the requirements of Rule 14a-19 under the Exchange Act, and upon request of the Company, shall, not later than five business days prior to the date of the applicable meeting of stockholders, deliver to the Company reasonable evidence of such compliance.
In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees for election at the 2027 annual meeting of stockholders, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 29, 2027. If the date of the 2027 annual meeting of stockholders is more than 30 days before or after the first anniversary of the 2026 Annual Meeting, then such notice must be provided by the later of 60 days prior to the date of such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.
All notices related to director nominations must also comply with the requirements of applicable law and the provisions set forth in our bylaws.
If a stockholder desires to recommend a candidate for consideration by the Governance & Nominating Committee, instead of nominating that director for election by stockholders, the Governance & Nominating Committee will consider such director candidates recommended to it by stockholders in the same manner that it considers all director candidates. Stockholders who wish to suggest qualified candidates should write to the Company at the address listed above, to the Chair of the Governance & Nominating Committee, in care of the Corporate Secretary, stating in detail the characteristics that make the candidate a suitable person to serve on our Board in light of our Corporate Governance Guidelines.
As required by our Corporate Governance Guidelines, when evaluating the appropriate characteristics of candidates for service as a director, the Governance & Nominating Committee takes into account many factors. The Board selects and recommends qualified individuals to stockholders who, if added to the Board, would provide the appropriate mix of director characteristics and diverse experiences, perspectives, and skills. Board candidates are considered based on various criteria, including breadth and depth of relevant business and board skills and experiences, judgment and integrity, reputation in their profession, diversity of background, education, leadership ability, concern for the interests of stockholders and relevant regulatory guidelines. These considerations are made in the context of an assessment of the perceived needs of the Board at the particular point in time. We do not have a policy with respect to Board diversity, however, the Board seeks to have a Board that represents diversity as to gender, race, ethnicity, and background experiences. We are committed to inclusiveness and as such, when searching for director nominees, the Governance & Nominating Committee endeavors to include highly qualified diverse candidates in the pool from which nominees are chosen. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time.

26	Proxy Statement for the 2026 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Diversity
As of April 14, 2026, the diversity of our Board was as follows:

Board Diversity Matrix
Total number of directors	10

Part I: Gender Identity	Female	Male
Directors	4	6

Part II: Demographic Background
African American or Black	2	—
White	2	5
Asian	—	1

Director Compensation
Our director compensation program is designed to compensate our non-employee directors fairly for work required for a company of our size and scope and to align their interests with the long-term interests of our stockholders. Director compensation reflects our desire to attract, retain, and use the expertise of highly qualified individuals serving on our Board. The Compensation & Talent Committee reviews the compensation structure and overall level of compensation arrangements for our non-employee directors every two years relative to the midpoint for non-employee directors of our peer group, as discussed in the Compensation Discussion & Analysis section below, and makes recommendations to our Board.

Changes for 2025 to Non-Employee Director Compensation

During 2024, the Compensation & Talent Committee conducted its regular review of our non-employee director compensation program in consultation with its third-party compensation consultant, Compensia, Inc. (“Compensia”), which provided compensation data and analyses. Based on its review, the Compensation & Talent Committee recommended to the Board that certain changes be made to our non-employee director compensation program in order to better align non-employee director compensation with market practices. Effective beginning on the date of the 2025 annual meeting of stockholders, the Board approved changes to the non-employee director compensation program as described below.

Equity Awards
Effective May 13, 2025, our director compensation program provided that each non-employee director received a total annual equity grant of $200,000, compared to $182,500 in 2024. The Board approved eliminating the stock option component of the annual equity grant, and as a result the equity-based compensation was in the form of RSUs, DSUs, or a combination thereof, at the director’s election. The awards were granted on the date of the 2025 annual meeting of stockholders, calculated as the grant date fair value of the equity awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”). The RSUs and DSUs vest in four equal installments on the last day of each fiscal quarter, provided the recipient remains a member of the Board as of each of the vesting dates, with the first vesting date having occurred on June 30, 2025 and the final vesting date having occurred on March 31, 2026. Vested DSUs must be retained until completion of the director’s service on the Board, and upon completion of such service, convert into an equal number of shares of our common stock. A director may defer receipt of the shares for up to ten years after completion of service.

27	Proxy Statement for the 2026 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Additionally in connection with their initial appointment to the Board, effective May 13, 2025, each new non-employee director receives RSUs in the amount of $200,000 (as compared in 2024 to a stock option grant to purchase $182,500 of shares of our common stock), granted following the release of earnings for the quarter in which appointment occurs. The RSUs vest in equal monthly installments over three years commencing on the first day of the calendar month following the initial appointment or election to the Board, provided the recipient remains a member of the Board as of each vesting date.

28	Proxy Statement for the 2026 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Cash Compensation
Non-employee directors receive cash fees in addition to the equity awards described above. For 2025, each non-employee director was eligible to receive the following cash retainers for roles served:

Membership	Chairperson Annual Cash Fee ($)(1)		Non-Chair Member Annual Cash Fee ($)(1)
Board of Directors	85,000	(2)	35,000
Audit Committee	20,000		10,000
Compensation & Talent Committee	15,000		7,500
Finance & Strategy Committee	10,000		5,000
Governance & Nominating Committee	8,500		4,000

(1)Directors receive pro-rata cash compensation for partial year membership or service as chairperson.
(2)This amount is paid to the non-executive Chair of the Board or the Lead Independent Director, as applicable. Mr. Soran served as Chair of the Board for the entirety of 2025. Ms. Ward will serve as our Chair of the Board beginning on the date of the 2026 Annual Meeting.
The table above reflects increases to cash retainers approved by the Board effective May 13, 2025 to the Board Chair annual retainer (from $61,000), the Governance & Nominating Committee Chairperson annual retainer (from $8,000), and the Compensation & Talent Committee non-chair member annual retainer (from $7,000). We also reimburse our non-employee directors for out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

2025 Director Compensation Table
The table below sets forth the compensation paid to our non-employee directors during 2025.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
Name(1)	($)	($)(2)	($)(2)	($)
Razat Gaurav	32,339	199,998	182,488	414,825
Mark Partin	16,694	199,993	—	216,687
James Ramsey	16,085	—	—	16,085
Marty Réaume	54,000	199,998	—	253,998
Tami Reller	52,315	199,998	—	252,313
Philip Soran	88,546	199,998	—	288,544
Anne Sempowski Ward	53,320	199,998	—	253,318
Sven Wehrwein	67,537	199,998	—	267,535

(1)Mr. Collins did not receive any separate compensation for his service as a director. His compensation for 2025 is included in the “2025 Summary Compensation Table.” Mr. Gaurav was appointed to the Board effective March 6, 2025, and Mr. Partin was appointed to the Board effective August 18, 2025. Ms. Chima and Mr. McConnell were appointed to the Board effective February 12, 2026, and therefore are not included in this table showing compensation during 2025. Mr. Ramsey’s term of service ended on the date of the 2025 annual meeting of stockholders as he did not stand for re-election.
(2)Represents the grant date fair value of the stock awards granted during the year determined in accordance with ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation of our equity awards for financial reporting purposes, refer to Note A and Note K to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Under our stock ownership guidelines, we require our non-employee directors to beneficially own shares of our common stock with a value at least equal to five times the annual non-chair cash retainer ($175,000 for 2025).

29	Proxy Statement for the 2026 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Non-employee directors must comply with the stock ownership guidelines within five years of their appointment to the Board. Until a non-employee director has achieved compliance with the ownership guidelines, the director must retain 50% of the shares acquired upon exercise, vesting or settlement of any equity award, net of shares otherwise deliverable to satisfy the payment of any applicable exercise price or tax withholding. The following shares do not count toward satisfaction of our ownership guidelines: (i) shares subject to a compensatory equity-based award of any kind that has not yet vested; and (ii) shares subject to an option, stock appreciation right, restricted stock unit, deferred stock unit or similar award that has not yet been exercised and is not in-the-money. Currently, unvested RSUs and DSUs do not count toward the ownership level, but effective January 1, 2027, unvested RSUs and DSUs with only a time-based vesting condition will count toward the ownership level. In addition, vested in-the-money options currently count toward the ownership level, but effective January 1, 2027, unexercised stock options will not count toward the ownership level. As of March 30, 2026, each of our non-employee directors had met the stock ownership requirement or had served as a director for less than five years.
As of December 31, 2025, the non-employee directors held unvested RSUs, DSUs, options and exercisable options as follows:

			Options
	Unvested RSUs	DSUs	Total Outstanding	Outstanding and Exercisable
Name(1)	(#)	(#)	(#)	(#)
Razat Gaurav	327	—	3,648	912
Mark Partin	2,209	—	—	—
James Ramsey	—	—	—	—
Marty Réaume	327	—	17,982	17,982
Tami Reller	327	—	17,982	17,982
Philip Soran	327	—	12,250	12,250
Anne Sempowski Ward	327	—	12,947	12,947
Sven Wehrwein	327	2,006	5,714	5,714

(1)Mr. Ramsey’s term of service ended on May 13, 2025, and he had no RSUs, DSUs or options outstanding as of December 31, 2025.

Corporate Responsibility
SPS Commerce is committed to advancing our efforts around corporate responsibility and ESG practices. Our values shape how we connect, innovate, and give back—driving social impact, responsible growth, and sustainable practices. We continue to develop our strategies and invest in areas that help us positively impact SPS employees, customers, investors, our communities, and the many industries we serve. Together, we are creating a more connected and resilient future for all. To learn more, see our ESG Report posted in the Corporate Responsibility section of our website.

ESG Governance
Our ESG efforts are overseen by the Board’s Governance & Nominating Committee, which also provides guidance to the Board and management on corporate responsibility matters, including on ESG matters. In addition, the Compensation & Talent Committee of the Board reviews and provides guidance to our management with respect to organizational culture and employee experience. Our ESG efforts are driven by a cross functional ESG Committee composed of leaders and subject matter experts from across our business. This group provides ESG-related reporting and metrics to help inform our decision-making and guide the important work happening across the organization.

30	Proxy Statement for the 2026 Annual Meeting of Stockholders

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Environment
As a provider of cloud-based supply chain management solutions, the majority of our environmental impacts are the result of indirect business activities in our upstream and downstream value chain. Even so, we are committed to managing our global resources responsibly. We are collaborating with a third-party consultant to advance our existing environmental efforts, gather data and insights to inform our goals and determine how we can promote positive environmental impacts through our work. For more information, see our ESG Report posted in the Corporate Responsibility section of our website.

Employee Experience
At SPS Commerce, we are on a mission to power the connections that move the world of commerce forward, and we understand the significance of our culture and workplace in supporting this endeavor. We prioritize creating an environment where all employees feel they belong—one where they are accepted, valued and empowered to make meaningful contributions. Because together, we achieve more. We value our employees’ diverse backgrounds, experiences and perspectives, and we’re committed to ensuring their fair treatment and opportunities for advancement at SPS. We actively foster an environment where employees can show up as their authentic selves, respecting cultural, religious and personal differences. To learn more about how we cultivate an employee experience rooted in a sense of belonging, see our ESG Report posted in the Corporate Responsibility section of our website.

Give Back
At SPS Commerce, our commitment to positive change extends well beyond advancing commerce. A key pillar of our ESG strategy is fostering a culture of giving, where employees are empowered to make meaningful contributions to their communities. One of our core values, “Give Back,” reflects our belief that generosity and compassion can create lasting impact. This is demonstrated through the work of the SPS Foundation, our corporate donations and sponsorships, and the numerous volunteer initiatives we support. Together, these efforts exemplify our dedication to making a difference in the communities where we live and work. To learn more, see our ESG report and “Giving Back” section in the Corporate Responsibility section of our website.

31	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) discusses the philosophy and objectives underlying our executive compensation policies, practices and decisions, as well as the factors considered as part of our compensation analysis and decision-making. The CD&A describes the compensation of our NEOs in fiscal year 2025. In this CD&A, we refer to the Compensation & Talent Committee as the “Committee.”
Named Executive Officers
Our NEOs, who constituted all of our executive officers during 2025, are the following:

•Chad Collins, Chief Executive Officer
•Kimberly Nelson, Former Executive Vice President & Chief Financial Officer
•Eduardo Rosini, Executive Vice President & Chief Commercial Officer
•Jamie Thingelstad, Executive Vice President & Chief Technology Officer
•Dan Juckniess, Former Executive Vice President & Chief Revenue Officer

On February 12, 2026, the Company announced that Ms. Nelson had provided the Company with her six months’ notice of her intent to retire from the Company and that the Board had appointed Joseph Del Preto as the Company’s Executive Vice President & Chief Financial Officer effective March 16, 2026. Mr. Del Preto, age 50, joined the Company from Sprout Social, Inc., a cloud-based social media management platform for publishing analytics and listening across all social media networks, where he had served as Chief Financial Officer and Treasurer since July 2017. On March 16, 2026, Ms. Nelson transitioned out of the Chief Financial Officer role, but continues to serve as an employee of the Company to assist with the transition until her retirement date, which is still to be determined.

Our executive officers as of March 1, 2026 were the following:

Chad Collins	Kimberly Nelson	Eduardo Rosini	Jamie Thingelstad

Chief Executive Officer	Former Executive Vice President & Chief Financial Officer	Executive Vice President & Chief Commercial Officer	Executive Vice President & Chief Technology Officer
Age 50(1)	Age 58(1)	Age 58(1)	Age 54(1)
Chief Executive Officer since 2023(2)	Executive Vice President & Chief Financial Officer from 2007 to 2026	Executive Vice President & Chief Commercial Officer since 2025(3)	Executive Vice President & Chief Technology Officer since 2024(4)
(1)Age as of April 14, 2026.
(2)Information about Mr. Collins’ positions prior to joining the Company in October 2023 is set forth under “Item 1 - Election of Directors - Nominees for Director” above.
(3)Prior to joining the Company in December 2025, Mr. Rosini served as Chief Growth Officer (February 2024–November 2025) and EVP - Global GTM, Partners and Alliances (February 2023–February 2024) at Sage, a provider of AI-enhanced cloud accounting, payroll, and HR software, and as Vice President, Mid-Market & Corporate Sales at Intuit (February 2021–February 2023).
(4)Mr. Thingelstad joined the Company in 2013 as Senior Vice President & Chief Technology Officer and was promoted to his current position in June 2024.

32	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Executive Summary
Financial and Business Highlights
In 2025, we demonstrated ongoing success in expanding our network as we continued to play a key role in retailers’ and suppliers’ transformation to omnichannel retail, improving supply chain efficiencies, and enabling our customers to adapt and expand. We delivered profitable growth and continued to invest for the future to strengthen our competitive position across a large, addressable market. For selected financial performance highlights and stockholder return, see below.

100
Quarters of Consecutive Revenue Growth

18%
Compound Annual Revenue Growth (CAGR)

Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A in this
Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

5 Year Total Stockholder Return Performance

$200
$150
$100
$50
$—
1/1/2021
1/1/2022
1/1/2023
1/1/2024
1/1/2025
1/1/2026
SPS
Russell 2000
Breakeven

(18)%
SPS Return

26%
Russell 2000 Return

The Company is using the Russell 2000 index in this graph (compared to the Russell 1000 index used in this graph in last year’s proxy statement) to align with the index used to determine TSR performance under our PSU awards.

33	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Summary of Compensation Program Elements
Our compensation program for our executive officers uses the following compensation elements:

Compensation Element	Purpose	What it Rewards
Base Salary	Attract, motivate, and retain top executive talent	Experience, skills, knowledge, responsibilities, and individual performance
Management Incentive Plan	Motivate our executives to achieve specific financial goals	Individual and company-wide performance
Equity Awards (RSUs and PSUs)	Align long-term objectives with those of stockholders; motivate long-term financial performance; and promote retention	Long-term financial and stock-price performance

34	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Summary of CEO Target Compensation

The graphs below illustrate the relative components of our CEO’s target total direct compensation1 in 2025, the percentage of this amount that is performance-based compensation, and the mix of target annual equity awards between RSUs and PSUs:

1The target dollar amounts for each component of compensation reflected in the graphs above were approved by the Committee. The number of RSUs or PSUs granted was determined by dividing the target dollar amount by the closing sale price for a share of the Company’s common stock on the grant date. The grant date fair value of such equity awards, determined in accordance with applicable accounting guidance, is presented below in the 2025 Summary Compensation Table and 2025 Grants of Plan-Based Awards Table.

Summary of Other NEO Target Compensation

The graphs1 bellow illustrate the relative components of average NEO (other than the CEO) target total direct compensation2 in 2025, the percentage of this amount that is performance-based compensation, and the mix of target annual equity awards between RSUs and PSUs:

1The graphs above do not include Mr. Rosini’s RSU grant or cash signing bonus that were awarded in 2025 in connection with his recruitment and appointment as described below in “2025 Executive Compensation Highlights.”
2The target dollar amounts for each component of compensation reflected in the graphs above were approved by the Committee. The number of RSUs or PSUs granted was determined by dividing the target dollar amount by the closing sale price for a share of the Company’s common stock

35	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
on the grant date. The grant date fair value of such equity awards, determined in accordance with applicable accounting guidance, is presented below in the 2025 Summary Compensation Table and 2025 Grants of Plan-Based Awards Table.

Policies and Practices
To promote the objectives discussed above, we maintain the following policies and practices:

We do:	We do not:
Complete an annual compensation risk assessment.	Provide for any tax gross-ups on payments made to our NEOs in connection with a severance or change in control event.
Engage an independent compensation consultant, Compensia, to provide the Committee with market data and guidance on best practices.	Allow employees, including executives and directors, to engage in transactions involving short sales, publicly traded options or other derivative securities, hedging or pledging of Company stock.
Offer a significant portion of executive compensation that is performance-based, including cash bonuses and PSUs, to align the interests of our NEOs and our stockholders.	Provide perquisites or other personal benefits to our NEOs beyond what is provided to our other employees.
Conduct an annual say-on-pay vote.	Allow single-trigger vesting of our NEOs’ equity.
Provide PSUs that are subject to performance-based and time-based vesting.
Require double-trigger vesting of equity in the event of a change in control.
Maintain robust stock ownership guidelines.
Maintain a required incentive recoupment (i.e., clawback) policy and a supplemental clawback policy.
See “Other Compensation Policies” beginning on page 44 for more detailed information on certain of our compensation policies and practices.

2025 Executive Compensation Highlights

In 2025, the Committee maintained the design and elements of our executive compensation program as compared to 2024, and made certain changes to individual compensation components as discussed below. In addition, we hired a new executive officer, and one of our NEOs retired. We provide a fuller discussion below on pages 39-40 of the factors the Committee considers in making decisions with respect to the compensation of each of our NEOs, under “Factors Considered in Compensation Deliberations.”

•Base Salaries: Mr. Collins’ base salary for 2025 increased to $612,000 from his 2024 base salary of $525,000, which represented a 16.6% increase, based on performance and competitiveness with market data. We also increased Ms. Nelson’s base salary by 3.4% and Mr. Juckniess’ base salary by 2.4%, in each case based on performance and market competitiveness. Mr. Rosini’s base salary was determined in connection with his recruitment and appointment as Chief Commercial Officer effective as of December 1, 2025.

•Management Incentive Plan: We did not make any changes in the target bonuses of our continuing NEOs. The formula-based bonus was paid at 0% of target based on our 2025 performance.

36	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
•Equity Awards: We approved annual time-based RSU equity awards and performance-based PSU equity awards, each representing 50% of total target value of the annual equity awards for fiscal year 2025, for each of Messrs. Collins, Thingelstad and Juckniess and Ms. Nelson. Mr. Rosini did not receive annual equity awards for 2025, though he received a new hire grant as noted below. As in prior years, the number of PSUs that will be earned is based on our relative TSR performance against the Russell 2000 Index measured over a three-year period.

Mr. Collins received an annual equity award with a target value of $10.4 million, representing a 24% increase from his 2024 total annual equity award. The annual equity award for each of Ms. Nelson, Mr. Thingelstad and Mr. Juckniess had a target value of $4.6 million, $2.7 million and $3.4 million, respectively. These amounts represented increases from 2024 target values of 2%, 8%, and 6%, respectively. The target values of the NEOs’ annual equity awards were increased to continue to provide competitive total target compensation based on the Committee’s review of the market data.

As described in more detail below under “Equity Awards--PSUs” on pages 43-44, in early 2026, the Committee determined that the minimum relative TSR threshold for the 2023–2025 performance period for PSUs granted in 2023 was not achieved, and accordingly none of these PSUs (which were held by Ms. Nelson and Messrs. Juckniess and Thingelstad) were earned and instead were forfeited.

•New Executive Officer: Eduardo Rosini was appointed as Executive Vice President & Chief Commercial Officer of the Company, effective as of December 1, 2025. The Committee utilized market data provided by Compensia related to our compensation peer group to assess his initial compensation. The Committee considered this market data, Mr. Rosini’s prior experience, internal pay equity, and our other compensation determination factors (as described in “Factors Considered in Compensation Deliberations” on pages 39-40) to determine the total direct compensation that would attract, retain and motivate Mr. Rosini as our Executive Vice President & Chief Commercial Officer. In addition to his total annual compensation discussed below, in order to incentivize Mr. Rosini to leave his prior employment and to help offset the value of certain compensation forfeited by Mr. Rosini in connection with his departure, in December 2025, Mr. Rosini was paid a cash signing bonus in the amount of $1 million and was granted a new hire equity award consisting of RSUs with a value of $6.5 million.

•Retirement of Executive Officer: Daniel Juckniess, former Executive Vice President & Chief Revenue Officer, retired from the Company effective December 31, 2025. In connection with his planned retirement, Mr. Juckniess no longer served as an executive officer as of December 1, 2025, but continued to serve as an employee of the Company at the same compensation level to assist with the transition until his retirement date. The Board believed Mr. Juckniess’ continued service to the Company until his retirement and his commensurate level of compensation were important to provide for a smooth transition to Mr. Rosini.

Say-on-Pay Support and Stockholder Engagement

96%
2025 Say-on-Pay Approval

We value the opinions of our stockholders. Stockholder feedback, including through direct discussions and regular attendance at investor conferences, is reported regularly to our Board throughout the year. Further, the Committee regularly considers the results of the stockholders’ advisory vote on the compensation of our NEOs. The Committee considered the results of the say-on-pay vote when evaluating our compensation practices and policies and when setting the compensation of our NEOs for 2025, and determined that our compensation program was well aligned with the interests of our stockholders. The Committee believes that the significant support for the prior year say-on-pay proposal, and historical support as shown below, demonstrates stockholders’ strong support of our compensation program, policies, and practices. Our Committee will consider the outcome of this year’s say-on-pay

37	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
vote (see Item 3 in this Proxy Statement) and future say-on-pay votes, as well as feedback received throughout the year, when making executive compensation decisions.

Historical Stockholder Say-on-Pay Approval
97%
97%
96%
96%
96%
2021
2022
2023
2024
2025

Compensation Objectives
We set the compensation of our NEOs based on their ability to create sustainable long-term stockholder value in a cost-effective manner. Our executive compensation philosophy is to align executive compensation decisions with our desired business direction, strategy, and performance. The primary objectives of our executive compensation program are the following:
•Pay for Performance: Emphasize performance-based compensation, primarily PSUs and cash bonuses, that are tied to our financial and stock price performance in an effort to generate and reward superior individual and collective performance;

•Stockholder Alignment: Link our NEOs’ incentive goals with the interests of our stockholders by providing equity-based compensation and establishing stock ownership guidelines for our NEOs;

•Long-Term Success: Support and reward our NEOs for consistent performance over time and the achievement of our long-term strategic goals that align with the interests of our stockholders;

•Attraction and Retention: Attract and retain highly qualified executives whose abilities are critical to our success and competitive advantage; and

•Promote Accountability and Discourage Excessive or Inappropriate Risk-Taking: Discourage excessive risk-taking by maintaining stock ownership guidelines, anti-hedging prohibitions, and clawback policies. The Committee also engaged Compensia to complete an executive compensation risk assessment, which has determined that our compensation programs do not create inappropriate or excessive risk that is likely to have a material adverse effect on our Company.
To achieve these objectives, we have designed an executive compensation program that is significantly weighted towards long-term compensation; as noted above, over 80% of the 2025 total target direct executive compensation consisted of long-term equity incentives. This approach aids us in the retention of executive officers and assures that the interests of our executive officers and stockholders are aligned.

38	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
While we have identified particular compensation objectives that each element of executive compensation serves, our compensation program is designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. In addition, the Committee regularly reviews the elements of executive compensation to assess whether they continue to be consistent with our compensation objectives. Accordingly, we believe that as a part of our overall executive compensation approach, each individual element, to a greater or lesser extent, serves each of our objectives.
Peer Group
Our Committee determines executive compensation, in part, by reference to market data for the executives of a peer group of comparable companies. This market data from our compensation peer group is valuable to the Committee because it provides insight into competitive pay practices for each of the elements of total direct compensation as well as confirms the reasonableness of its compensation decisions. The Committee, with the assistance of Compensia, reviews and approves our compensation peer group annually to ensure it reflects industry or economic changes and our selection criteria. Our current selection criteria include U.S.-based software and internet services companies with trailing four quarters revenue between 50% and 200% of our trailing four quarters revenue and with a market capitalization between 50% and 300% of our market capitalization at the time of review.

For purposes of 2025 compensation decisions, our Committee reviewed a formal compensation study and executive compensation market assessment prepared by Compensia in 2024, which included the following peer group companies:

Altair Engineering	JFrog
AppFolio	Manhattan Associates
Appian	nCino
Asana	PagerDuty
Blackline	Paylocity Holding
Clearwater Analytics Holdings	Qualys
Confluent	Smartsheet
Doximity	Tenable Holdings
GitLab	Varonis Systems
HashiCorp	Workiva
Jamf Holding

In comparison to the prior year peers, we added five companies and removed five companies. We removed Fastly, Q2 Holdings, Rapid7, and Zuora as those companies had market capitalization values below our comparison range, and we also removed Alteryx as the company was acquired. We added Altair Engineering, Clearwater Analytics Holdings, Confluent, JFrog, and Tenable Holdings because they met our selection criteria. We generally aim to have approximately 20 peer group members to have a sufficient number of companies for our data analysis.

Factors Considered in Compensation Deliberations
The Committee does not use a single method or measure in setting or approving the target total direct compensation opportunities for each individual compensation element for our NEOs, nor is the weighting of any one factor on the determination of pay elements and levels quantifiable in comparison to the other factors. The Committee begins with a review of the market data and then considers the factors below when selecting and setting the amount of each compensation element for our NEOs, which provides a framework for its compensation decision-making:

•Our executive compensation program objectives;
•Our performance against the financial and operational goals and objectives established by the Committee and our Board;

39	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
•Each NEO’s qualifications, knowledge, skills, experience, and tenure relative to other similarly situated executives at the companies in our compensation peer group;
•The scope of each NEO’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group;
•The prior performance of each NEO, based on an assessment of their contributions to our overall performance, and ability to lead their business unit or function and drive company-wide strategy in collaboration with the entire executive team;
•The potential of each NEO to contribute to our long-term financial, operational, and strategic objectives;
•The CEO’s compensation relative to that of our other executive officers, and compensation parity among our executive officers;
•Our financial performance relative to our peers;
•The compensation practices of our compensation peer group and the positioning of each NEO’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data;
•In the case of long-term incentive compensation, the value of unvested equity awards held by each of our NEOs, including the equity awards and other long-term compensation opportunities granted to each executive officer in prior years; and
•The recommendations provided by our CEO regarding the compensation of our other NEOs, as described below.
These factors provide the framework for decision-making by the Committee with respect to the compensation of each of our NEOs.
Base Salary

Base salaries are used to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our NEOs. Initially at the time of their hire, base salaries for each of our NEOs were established based on arm’s-length negotiations between us and the executive and the other factors discussed below. Subsequently, our Committee reviews the base salaries of our NEOs annually at the end of each year for the following year, or in the case of NEOs who are promoted to an executive officer level position, at the time of their promotion. When negotiating or reviewing base salaries, the Committee considers market competitiveness based on experience, the executive’s expected future contribution to our success, the relative base salaries and responsibilities of our other executives, the executive’s prior year performance, and the market data of similarly situated roles in our compensation peer group.

The Committee increased the base salaries for Mr. Collins, Ms. Nelson and Mr. Juckniess for fiscal year 2025, based on performance and competitiveness with market data. When determining Mr. Collins’ initial base salary for 2024, the Committee considered the fact that he was a first-time public company CEO as related to the market data that included more seasoned public company CEOs. Based on the Committee’s evaluation of his performance in 2024, the Committee determined that it was appropriate to increase Mr. Collins’ base salary for 2025 to an amount more closely aligned with peer group compensation. Mr. Thingelstad’s base salary remained the same for 2025 as in 2024. Mr. Rosini’s base salary was determined in connection with his recruitment and appointment as Executive Vice President & Chief Commercial Officer.

Name	2025 Base Salary ($)	2024 Base Salary ($)	Increase
Chad Collins	612,000	525,000	16.6%
Kimberly Nelson	450,000	435,000	3.4%
Eduardo Rosini	450,000	N/A	N/A
Jamie Thingelstad	400,000	400,000	—%
Dan Juckniess	435,000	425,000	2.4%

40	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Management Incentive Plan
Our NEOs participate in our Management Incentive Plan, which provides them with an opportunity to receive a formula-based cash bonus. The bonus is intended to motivate our executives to achieve specific financial goals that will drive the growth and success of our business.
The formula-based bonus is determined by a target bonus opportunity (relative to the NEO’s base salary) for each NEO, which is established by the Committee at the beginning of each year. The Committee establishes the target bonus opportunity at an amount it believes is necessary to:

•provide competitive overall total cash compensation in light of each NEO’s base salary;
•motivate our executives to achieve an aggressive level of growth; and
•promote our pay for performance compensation objective.

For 2025, the target bonus opportunity percentages for each of Mr. Collins, Ms. Nelson, Mr. Thingelstad and Mr. Juckniess remained the same as in 2024, at 100% of base salary, 80% of base salary, 60% of base salary, and 100% of base salary, respectively. The amount of the bonus, if any, actually paid to the executives after the end of the year is determined by the matrix approved by the Committee. The matrix takes into account our revenues and earnings before interest, taxes, depreciation and amortization, stock-based compensation, and other adjustments (“Adjusted EBITDA”). Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A in this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

The formula-based bonus is based on revenues and Adjusted EBITDA because our business strategy is for revenue growth and profitability of our business and the Committee considers these two metrics the best way to measure our performance against our strategy. We use Adjusted EBITDA to measure our profitability because the Committee believes Adjusted EBITDA is a meaningful measure of our operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. The Committee annually evaluates the appropriate performance metrics that can incentivize our executive officers and drive stockholder value.

The matrix approved in late 2024 by the Compensation & Talent Committee for 2025 provided that each executive would receive a percentage of their target formula-based bonus, between zero and 200%, based on our actual revenues and Adjusted EBITDA performance for the year, such that an executive would earn a 50% payout only when the minimum threshold of performance for each metric is achieved, a 100% payout when target level of performance for each metric is achieved, and a 200% payout only when the maximum level of performance for each metric is achieved. The weighting of the revenues and Adjusted EBITDA metrics is 50% each at the minimum threshold, target level and maximum level only, and varies at points between based on the approved matrix. In line with our pay-for-performance objective, if either the minimum revenue threshold or the minimum Adjusted EBITDA threshold was not achieved, zero bonus would be earned.
Per the Management Incentive Plan, the Committee has the ability to adjust the established thresholds for revenues and Adjusted EBITDA in the event we completed any acquisitions during the year to more closely reflect the Company’s actual operating performance. In 2025, the Committee adjusted thresholds for both revenue and Adjusted EBITDA based on the financial results of the Carbon6 Technologies acquisition.

The Committee approved the matrix with the intent that achieving 100% of an executive’s target bonus will be a difficult but achievable goal in light of the prior year’s results of operations and anticipated growth for 2025. As a result of 2025 performance, although Adjusted EBITDA was achieved at a level between the minimum and target thresholds, because the minimum revenue threshold was not met, the formula-based bonus for Messrs. Collins, Juckniess, and Thingelstad, and Ms. Nelson was determined to be earned at 0% of the target amount, and was not paid.

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EXECUTIVE COMPENSATION

See below for the summary of the incentive factor thresholds, actual results, and corresponding earned incentive for 2025:

Incentive Factors	Minimum Incentive Threshold (1)	Target Incentive Threshold	Maximum Incentive Threshold	Actual Results
Revenue	$752,900,000	$760,900,000	$770,900,000	$751,504,707
Adjusted EBITDA(2)	$229,600,000	$231,600,000	$241,600,000	$231,367,788

Name(3)	Minimum Incentive	Target Incentive	Maximum Incentive	Earned Incentive
Chad Collins	$306,000	$612,000	$1,224,000	$—
Kimberly Nelson	$180,000	$360,000	$720,000	$—
Jamie Thingelstad	$120,000	$240,000	$480,000	$—
Dan Juckniess	$217,500	$435,000	$870,000	$—

2025 Proportion of Target	50%	100%	200%	0%

(1) If either the minimum revenue threshold or the minimum Adjusted EBITDA threshold was not achieved, zero bonus would be earned. In 2025, the minimum revenue threshold for revenue was not achieved, and as a result, no incentive payout was made to the executive officers for 2025.
(2) Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A in this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.
(3) Mr. Rosini joined the Company effective as of December 1, 2025 and did not participate in the Management Incentive Plan for 2025, but received a cash signing bonus in the amount of $1 million.

Each year, the Committee evaluates our Management Incentive Plan to assess its continued alignment with both our pay-for-performance philosophy and stockholder expectations. In 2026, the Committee will continue to utilize revenue and Adjusted EBITDA in our formula-based incentive plan. However, for 2026, the Committee has determined that the revenue and Adjusted EBITDA performance metrics will be measured separately, allocating an equal 50% weighting to each of these metrics, with a failure to achieve at least the threshold level of performance of the Adjusted EBITDA metric, but not the revenue metric, resulting in a zero bonus earned. Throughout 2026, the Committee will monitor the performance of certain additional metrics such as return on invested capital and free cash flow, to determine if those metrics are appropriate to incorporate into our plan design in the future.

Equity Awards

The value of equity awards granted to our NEOs, when added to base salary and target bonus, reflect the total pay levels our Committee believes are appropriate based on the factors noted above, including positioning relative to the market data, each executive’s individual performance, and maintaining an overall competitive compensation package. We believe equity awards are an important element of compensation because they align our NEOs’ interests with those of our stockholders. Equity awards make up a significant portion of our NEOs’ total compensation package and we anticipate that equity compensation will remain a significant part of our executive compensation program in the future. Our equity awards will continue to be granted on an annual basis to ensure that a continued unvested equity component remains as a long-term incentive for each of our executives. When determining the size of the equity award for our NEOs, our Committee considers the executive’s position and responsibilities, internal pay equity, competitive market data, CEO recommendations for the other NEOs, and the anticipated future contribution the executive will make to our growth and success.

42	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
In late 2024, our Committee determined the target value of annual equity awards to be made to our NEOs in 2025, along with the other elements of 2025 compensation. Mr. Collins’ total target equity award value for 2025 was increased by 24% compared to 2024. The Committee believed his increase was appropriate to provide competitive compensation based on the significantly higher CEO compensation in our compensation peer group. For Ms. Nelson, Mr. Thingelstad and Mr. Juckniess, the Committee increased the total target value of their equity awards granted in 2025 by 2%, 8% and 6%, respectively, compared to 2024. The Committee believed these increases were appropriate based on increases in the market data for similar positions. The Committee also considered individual performance and the continued strong financial performance of the Company when determining the equity award amounts. Because Mr. Rosini joined the Company toward the end of 2025, instead of receiving an annual equity award for 2025, he received a new hire equity award of 80,525 RSUs as part of his recruitment as described above in “2025 Executive Compensation Highlights.” See below for the amount and mix of annual equity award types granted to our NEOs in 2025.

Annual RSUs Granted

Named Executive Officer	2025 NEO Target Value(1)	2025 NEO Grant Date Value(2)	2025 NEO Grant Units (#)
Chad Collins	$5,218,500	$5,218,381	35,691
Kimberly Nelson	2,300,000	2,299,883	15,730
Jamie Thingelstad	1,350,000	1,349,957	9,233
Dan Juckniess	1,700,000	1,699,984	11,627
(1) The target dollar amounts for RSUs represent the values approved by the Committee for grant. The number of RSUs granted was determined by dividing the target dollar amount by the closing sale price for a share of the Company’s common stock on the grant date.
(2) Grant date fair value is as determined in accordance with ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation for financial reporting purposes, refer to Note A and Note K to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Annual PSUs Granted

Named Executive Officer	2025 NEO Target Value(1)	2025 NEO Grant Date Value(2)	2025 NEO Target Grant Units (#)
Chad Collins	$5,218,500	$5,571,323	28,546
Kimberly Nelson	2,300,000	2,455,434	12,581
Jamie Thingelstad	1,350,000	1,441,135	7,384
Dan Juckniess	1,700,000	1,814,886	9,299
(1) The target dollar amounts for PSUs represent the values approved by the Committee at the target level of achievement. The target number of PSUs granted was determined by dividing the target dollar amount by the closing sale price for a share of the Company’s common stock on the Nasdaq exchange on the grant date.
(2) Grant date fair value is as determined in accordance with ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation for financial reporting purposes, refer to Note A and Note K to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

RSUs
RSUs generally vest over four years and are intended to provide a strong retention component to the compensation program as they require the executives to maintain continuous employment with us in order for the awards to vest.
PSUs
PSUs are earned over a three-year performance period depending on the Company’s performance during such performance period and reward the recipient’s continued employment. We believe PSUs further align our

43	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
executives’ interests with those of our stockholders because the executives only earn the PSUs if certain performance goals are achieved.
The PSUs granted in 2025 will be earned contingent upon successful attainment of predetermined TSR targets, relative to the Russell 2000 (the “Index”) over the course of the applicable performance period. PSUs vest in the quarter following the end of the performance period, upon the Committee’s certification of the level of performance and number of PSUs earned. The Index was selected because it is a major, broad index of stocks of which we are a component, and many members are similar in size to SPS. The three-year period was designed to provide a long-term performance period to align NEO compensation with long-term stockholder returns. The following table sets forth the TSR targets for PSUs granted to our NEOs in each of 2023, 2024, and 2025:

Company TSR as Compared to Index TSR	Percentage of Target PSUs Earned
Company TSR is more than 10% less than Index TSR	0%
Company TSR is 10% less than Index TSR	40% (threshold)
Company TSR is equal to Index TSR	80%
Company TSR is 5% greater than Index TSR	100% (target)
Company TSR is 30% greater than Index TSR	200% (maximum)
If the Company’s TSR is greater than the Index TSR but is negative, the percentage of target PSUs earned is capped at 100%. If the comparison of the Company’s TSR against the Index TSR falls between the levels specified in the above table, the corresponding PSUs earned will be determined by a linear interpolation.
In early 2026, the Committee certified results for the 2023–2025 performance period for PSUs granted in 2023. Based on the Company’s TSR of (35)% relative to the Index TSR of 41% over the 2023–2025 performance period, the Company’s TSR was more than 10% less than the Index TSR and therefore threshold performance was not achieved. As a result, none of the PSUs granted in 2023 were earned or vested, and instead were forfeited.
The Role of the Committee, Consultants and NEOs in Determining Compensation
Historically and in 2025, the Committee has determined all elements of compensation for our NEOs. Generally, prior to making its compensation determinations, our CEO provides his review of the NEOs, other than himself, to the Committee. Our Committee engages Compensia, a national independent compensation consultant, to help evaluate our compensation philosophy and practices and to provide guidance in administering our compensation program. Our Committee has determined that Compensia is independent, knowledgeable and has access to a wealth of data to inform the Committee’s decisions. The Committee has not identified any conflicts of interest raised by the services provided by Compensia.
Other Compensation Policies

Stock Ownership Guidelines
Under our stock ownership guidelines, we require our executive officers to beneficially own shares of our common stock with a value at least equal to the amount shown in the following schedule:

Position	Common Stock Ownership Requirement Relative to Base Salary
CEO	3x
Other NEOs	1x
An executive officer has five years from the date they become subject to the ownership guidelines to achieve compliance with the guidelines. Until an executive officer has achieved compliance with the ownership guidelines, the individual must retain 50% of the shares acquired upon exercise, vesting or settlement of any equity award, net of shares otherwise deliverable to satisfy the payment of any applicable exercise price or tax withholding. The following shares do not count toward satisfaction of our ownership guidelines: (i) shares subject to a compensatory equity-based award of any kind that has not yet vested; and (ii) shares subject to an option, stock

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EXECUTIVE COMPENSATION
appreciation right, restricted stock unit, deferred stock unit or similar award that has not yet been exercised and is not in-the-money. Currently, unvested RSUs do not count toward the ownership level, but effective January 1, 2027, unvested RSUs with only a time-based vesting condition will count toward the ownership level. In addition, vested in-the-money options currently count toward the ownership level, but effective January 1, 2027, unexercised stock options will not count toward the ownership level. As of March 30, 2026, each of our current executive officers was in compliance with our stock ownership guidelines or had served less than five years.

Insider Trading Policy and Hedging, Pledging and Other Restricted Transactions
The Company has adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of the Company’s securities by directors, officers and employees, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. Further, it is the Company’s policy that any transactions by the Company in its own securities will comply with applicable laws with respect to insider trading.
In addition, our Insider Trading Policy prohibits our directors, officers and employees and their immediate family members and others living in the same household from engaging in the following transactions with respect to our securities:
•Holding our securities in a margin account or pledging our securities as loan collateral;
•Short sales of our securities (selling securities not owned at the time of sale);
•Engaging in transactions in puts, calls, or other derivative transactions relating to our securities; and
•Purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, zero cost collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities.

Policy regarding Timing of Granting of Equity Awards

As discussed above under “Summary of Compensation Program Elements,” the Company awards equity in the form of RSUs and PSUs to our NEOs. While our 2010 Equity Incentive Plan authorizes the issuance of various equity awards, including stock options, we do not currently award stock options to our NEOs. The Company did not grant stock options to any NEO during 2025, but certain NEOs continue to hold non-qualified stock options from grants made in prior years.

The Committee generally follows a regular cadence for the purpose of determining annual awards. Typically in December of each year, the Committee approves the target dollar amount of the RSUs and PSUs to be granted to our executive officers, with the grant date of the RSUs to occur and the number of units to be determined following the public announcement of the fiscal year financial results. The numbers of RSUs and PSUs granted are determined by dividing the target dollar amount by the closing sale price for a share of the Company’s common stock on the grant date. RSUs that are granted on an annual basis vest 25% per year over four years on each anniversary of the grant date (for outstanding annual awards made prior to 2025, RSUs vested 25% on the first anniversary of the date of grant, and in a series of 36 equal monthly installments each month thereafter). PSUs are granted and performance thresholds are set at the beginning of each fiscal year as the start of a new three-year performance period. In addition, at the beginning of each fiscal year, the Company assesses its performance for the prior performance year. The achievement of performance levels, if any, is determined for outstanding PSUs for which the three-year performance period has concluded, and any earned PSUs vest on the date that the Committee determines the number of PSUs earned.

As a result, in all cases, the timing of grants of equity awards occurs independent of the release of any material nonpublic information, and we do not have any program, plan, or practice to select equity award grant dates for executive officers in coordination with the release of material nonpublic information for the purpose of affecting the value of executive compensation.

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EXECUTIVE COMPENSATION

Clawback Policy
We maintain a clawback policy pursuant to, and in compliance with, Rule 10D-1 of the Exchange Act, SEC regulations promulgated thereunder, and applicable Nasdaq listing standards (the “Required Clawback Policy”), as well as a supplemental clawback policy (the “Supplemental Clawback Policy”).

The Required Clawback Policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, received by officers of the Company, as defined under Rule 16a-1(f) of the Exchange Act (“executive officers”). The Required Clawback Policy provides that, in the event of an accounting restatement due to material noncompliance of the Company with any financial reporting requirement, the Committee will determine the amount of the erroneously awarded compensation, which is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Company will provide each such executive officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Required Clawback Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by Nasdaq listing standards.

The Supplemental Clawback Policy provides that if any senior vice president or above (including all executive officers) of the Company is determined by the Committee to have engaged in misconduct, which means conduct resulting in either a violation of the law or of Company policy that has caused significant financial or reputational harm to the Company and either the individual committed the misconduct or failed in his or her responsibility to manage or monitor the applicable conduct or risks, then the Committee may determine to require recovery from such individual of any or all incentive compensation (which means any annual or long-term incentive compensation, including equity-based compensation) that was awarded, vested or paid or is scheduled to be vested or paid during any fiscal year in which the misconduct occurred. Upon the Committee determining the amount of compensation subject to recovery, the Company will provide the individual with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Supplemental Clawback Policy provides that the Company shall recover the amount of such compensation in a reasonable and prompt manner using any lawful method determined by the Committee, subject to limited exceptions as permitted by Nasdaq listing standards.
Other Compensation
Perquisites are not a material aspect of our executive compensation program. All of our full-time employees, including our NEOs, are eligible to participate in our 401(k) Plan and Employee Stock Purchase Plan (“ESPP”), subject to limitations established by law. In the 401(k) Plan, participants can contribute up to 80% of their compensation, subject to the limits established by law, and we match 50% of the participants’ contribution up to the first 6% of pre-tax annual compensation. A portion of our match is in Company stock, which is purchased in the open market by our plan provider and immediately deposited into the participants’ 401(k) accounts. Our ESPP allows participants to contribute up to 10% of their compensation, subject to limitations established by the law, to purchase common stock on an after-tax basis, at a price that is the lower of 85% of the fair market value of our common stock at the beginning or end of each stock purchase period.

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EXECUTIVE COMPENSATION
Severance, Change in Control, and Retirement Benefits
We have entered into an employment agreement with Mr. Collins, and all other current executive officers are participants in our Executive Management Team Severance Plan (“Executive Severance Plan”). Mr. Collins’ employment agreement, the Executive Severance Plan, and the terms of the applicable equity award agreements require us to provide certain payments and benefits to them in the event of specified events, including termination of employment, a change in control of the Company, and retirement, with certain conditions. We believe that these payments and benefits are necessary to both attract and retain our executives and that they are in the best interests of the Company and our stockholders as they help ensure that we will have the continued dedication and objectivity of our executives, notwithstanding the possibility or occurrence of a change in control or planned retirement. See further discussion on these agreements in the “Potential Payments Upon Termination, Retirement, or Change in Control” below.
Tax Deductibility of Compensation
Under current federal tax laws, the Company expects that compensation paid to our NEOs in excess of $1 million will not be deductible. The Committee believes that stockholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted, even though some compensation awards result in non-deductible compensation expenses to the Company. Also, the Committee takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Internal Revenue Code and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.
Accounting Implications

The Committee considers the impact of accounting treatment in developing and implementing our compensation programs, including the accounting treatment of amounts awarded or paid to our NEOs. We measure and recognize compensation expense in accordance with the corresponding accounting guidance, ASC 718, for stock-based payments, which requires that compensation expense relating to stock-based payment transactions be recognized in the financial statements based on the grant date fair value of the awards issued.

Compensation & Talent Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis with management. We have recommended to the Board the inclusion of the Compensation Discussion and Analysis in the Company’s definitive Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Compensation & Talent Committee of the Board of Directors of SPS Commerce, Inc.
Marty Réaume, Chair
Tami Reller
Philip Soran

47	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

2025 Summary Compensation Table*
The following table provides information regarding the compensation paid to and earned by our NEOs in 2025, 2024, and 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Chad Collins(4)	2025	609,658	—	10,789,704	—	10,882	11,410,244
Chief Executive Officer	2024	525,000	—	13,239,826	630,000	10,350	14,405,176
	2023	121,000	131,250	6,499,877	—	—	6,752,127
Kimberly Nelson	2025	449,596	—	4,755,317	—	11,214	5,216,127
Former Executive Vice President and	2024	435,000	—	4,594,234	417,600	10,350	5,457,184
Chief Financial Officer	2023	400,000	—	3,449,853	448,000	9,900	4,307,753

Eduardo Rosini(5)	2025	25,962	1,000,000	6,499,978	—	60	7,526,000
Executive Vice President and
Chief Commercial Officer

Jamie Thingelstad(6)	2025	400,000	—	2,791,092	—	10,778	3,201,870
Executive Vice President and	2024	391,577	—	2,535,830	285,000	10,350	3,222,757
Chief Technology Officer

Dan Juckniess(6)(7)	2025	434,231	—	3,514,870	—	1,723,223	5,672,324
Former Executive Vice President and	2024	410,000	—	3,239,221	457,500	10,350	4,117,071
Chief Revenue Officer

(1)Represents for each of Mr. Collins and Mr. Rosini a cash bonus that was a component of initial compensation as reflected in his written offer letter regarding his appointment in 2023 as the Company’s Chief Executive Officer and in 2025 as the Company’s Executive Vice President & Chief Commercial Officer, respectively.
(2)Represents the grant date fair value of the stock awards granted during the year determined in accordance with ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation for our equity awards for financial reporting purposes, refer to Note A and Note K to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The grant date fair value of the stock-based awards granted in 2025 are as follows:

Name	RSUs ($)	PSUs ($){A}	Total ($)
Chad Collins	5,218,381	5,571,323	10,789,704
Kimberly Nelson	2,299,883	2,455,434	4,755,317
Eduardo Rosini	6,499,978	—	6,499,978
Jamie Thingelstad	1,349,957	1,441,135	2,791,092
Dan Juckniess	1,699,984	1,814,886	3,514,870

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{A} Represents the grant date fair value of PSUs granted in 2025 at the target level. The maximum value of PSUs granted in 2025 for each NEO, defined as maximum shares at grant date share price, is as follows:

Name	Maximum PSUs ($)
Chad Collins	11,142,646
Kimberly Nelson	4,910,868
Jamie Thingelstad	2,882,271
Dan Juckniess	3,629,772

(3)Represents the matching contributions under our 401(k) Plan and for 2025, premiums paid for basic life insurance: $382 (Collins and Thingelstad), $714 (Nelson and Juckniess), and $60 (Rosini). The amount shown for Mr. Juckniess in 2025 also includes $1,712,009, which was the value of his RSU awards that were accelerated in connection with his retirement on December 31, 2025. This amount includes $1,036,315 related to the acceleration of vesting of his RSUs granted in 2025, the grant date fair value of which ($1,699,984) is also included in the Stock Awards column.
(4)Effective October 2, 2023, Mr. Collins was appointed our Chief Executive Officer. For 2024, Mr. Collins’ Stock Awards include a supplemental equity award of PSUs with a target value of approximately $4.5 million, as determined in connection with his recruitment and appointment as CEO in late 2023.
(5)Effective December 1, 2025, Mr. Rosini was appointed our Executive Vice President & Chief Commercial Officer. Mr. Rosini’s 2025 RSU award and his 2025 cash signing bonus were provided to him in order to incentivize him to leave his prior employment and to help offset the value of certain compensation forfeited by him in connection with his departure from his prior employment.
(6)Compensation amounts for 2023 for Mr. Thingelstad and Mr. Juckniess are not required to be disclosed because they were not NEOs in 2023. Their 2024 Salary amounts reflect their base salaries in effect for January 1 - May 31 prior to their respective promotions, and June 1 - December 31, 2024 following their promotions to become executive officers.
(7)Mr. Juckniess no longer served as an executive officer as of December 1, 2025 but remained an employee of the Company until his retirement on December 31, 2025.

*    See the “Compensation Discussion and Analysis” above for a description of our executive compensation criteria and decisions necessary for an understanding of the information disclosed in this table.

49	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

2025 Grants of Plan-Based Awards Table
The following table sets forth certain information regarding grants of plan-based awards to our NEOs in 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Award: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
Chad Collins
Annual Cash Bonus (2)			306,000	612,000	1,224,000	—	—	—	—	—
PSU Award (3)	1/2/2025	12/3/2024	—	—	—	11,418	28,546	57,092	—	5,571,323
RSU Award (4)	2/18/2025	12/3/2024	—	—	—	—	—	—	35,691	5,218,381
Kimberly Nelson
Annual Cash Bonus (2)			180,000	360,000	720,000	—	—	—	—	—
PSU Award (3)	1/2/2025	12/3/2024	—	—	—	5,032	12,581	25,162	—	2,455,434
RSU Award (4)	2/18/2025	12/3/2024	—	—	—	—	—	—	15,730	2,299,883
Eduardo Rosini
RSU Award (5)	12/1/2025	10/29/2025	—	—	—	—	—	—	80,525	6,499,978
Jamie Thingelstad
Annual Cash Bonus (2)			120,000	240,000	480,000	—	—	—	—	—
PSU Award (3)	1/2/2025	12/3/2024	—	—	—	2,954	7,384	14,768	—	1,441,135
RSU Award (4)	2/18/2025	12/3/2024	—	—	—	—	—	—	9,233	1,349,957
Dan Juckniess
Annual Cash Bonus (2)			217,500	435,000	870,000	—	—	—	—	—
PSU Award (3)	1/2/2025	12/3/2024	—	—	—	3,720	9,299	18,598	—	1,814,886
RSU Award (4)	2/18/2025	12/3/2024	—	—	—	—	—	—	11,627	1,699,984
(1)The grant date fair value was determined in accordance with ASC Topic 718. For a discussion of the relevant assumptions used to determine the valuation for financial reporting purposes, refer to Note A and Note K to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The grant date fair value of PSUs granted in 2025 reflects the value of the target number of PSUs.
(2)Amounts represent the range of annual cash incentives that could have been earned in 2025 under the 2025 Management Incentive Plan based on actual revenues and Adjusted EBITDA. However, no cash incentive bonus under the Management Incentive Plan was paid for 2025, as described under “Compensation Discussion and Analysis--Management Incentive Plan” on pages 41-42.
(3)Amounts represent the number of PSUs that may be earned at threshold, target, and maximum levels. Earned PSUs will be paid out in shares of our common stock. The number of PSUs that the executive officer will receive will be determined at the conclusion of the 2025–2027 performance period and will be dependent upon the Company’s achievement of relative TSR targets.
(4)These RSUs vest 25% per year over four years on each anniversary of the grant date.
(5)This RSU award was granted on December 1, 2025 in connection with Mr. Rosini’s recruitment and appointment as Executive Vice President & Chief Commercial Officer. The RSUs vest 50% on the first anniversary of the grant date, 30% on the second anniversary, and the remaining 20% on the third anniversary.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth certain information regarding the outstanding equity awards held by our NEOs as of December 31, 2025.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Grant Date		Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units that Have Not Vested ($)(1)
Chad Collins						11/2/2023	(2)	13,215	1,177,853	—	—
						1/2/2024	(3)	—	—	9,156	816,074
						1/2/2024	(3)(4)	—	—	9,766	870,479
						2/15/2024	(5)	11,619	1,035,601	—	—
						1/2/2025	(3)			11,418	1,017,722
						2/18/2025	(5)	35,691	3,181,139	—	—
Kimberly Nelson						2/16/2022	(5)	412	36,722	—	—
						1/3/2023	(6)	—	—	—	—
						2/16/2023	(5)	3,183	283,701	—	—
						1/2/2024	(3)	—	—	4,900	436,773
						2/15/2024	(5)	6,219	554,299	—	—
						1/2/2025	(3)	—	—	5,032	448,538
						2/18/2025	(5)	15,730	1,402,015	—	—
Eduardo Rosini						12/1/2025	(7)	80,525	7,177,193	—	—
Jamie Thingelstad	2/21/2020	11,196	—	56.25	2/21/2027	2/16/2022	(5)	266	23,709	—	—
						1/3/2023	(6)	—	—	—	—
						2/16/2023	(5)	1,741	155,175	—	—
						1/2/2024	(3)	—	—	2,253	200,792
						2/15/2024	(5)	2,859	254,823	—	—
						8/1/2024	(8)	1,100	98,043	—	—
						1/2/2025	(3)	—	—	2,954	263,254
						2/18/2025	(5)	9,233	822,937	—	—
Dan Juckniess	2/21/2020	4,204	—	56.25	2/21/2027	2/16/2022	(5)(9)	—	—
						1/3/2023	(6)	—	—	—	—
						2/16/2023	(5)(9)	—	—	—	—
						1/2/2024	(3)(9)			2,474	220,508
						2/15/2024	(5)(9)	—	—	—	—
						8/1/2024	(8)(9)	—	—	—	—
						1/2/2025	(3)(9)	—	—	3,720	331,528
						2/18/2025	(5)(9)	—	—	—	—
(1)Market values are calculated using the closing sale price of a share of our common stock on Nasdaq on December 31, 2025, which was $89.13.
(2)Represents supplemental RSUs that were awarded in connection with Mr. Collins’ recruitment and appointment as CEO in 2023 in order to incentivize him to leave his prior employment and to help offset the value of equity awards forfeited in connection with his departure. These RSUs vested as to one-fourth of the RSUs on November 2, 2024, the first anniversary of the grant date, with the remaining portion of such RSUs vesting pro-rata over the following 36 consecutive months.
(3)PSUs granted in 2024 and 2025 are earned in accordance with the successful attainment of predetermined TSR targets relative to the Index TSR over a three-year performance period ending on December 31, 2026 and 2027, respectively, and vest in the year subsequent to the end of the performance period upon certification by the Compensation & Talent Committee. The PSUs granted in 2024 and 2025 are shown at the threshold level of performance since the estimated earned levels were 0% and 0%, respectively, based on the respective levels of TSR targets from grant date through December 31, 2025, as the applicable performance period has not concluded as of December 31, 2025.
(4)Represents a supplemental award to Mr. Collins of PSUs in order to incentivize him to leave his prior employment and to help offset the value of equity awards forfeited in connection with his departure.
(5)The annual RSUs granted in February 2025 vest as to one-fourth of the RSUs per year over four years on each anniversary of the grant date. The annual RSUs granted in February in years prior to 2025 vest as to one-fourth

51	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
of the RSUs on the first anniversary of the grant date, with the remaining RSUs vesting in a series of 36 equal monthly installments each month thereafter.
(6)PSUs granted in 2023 are reported at zero due to the minimum TSR performance not being achieved over the completed performance period of 2023–2025, resulting in no PSUs vesting in 2026, as discussed above under “Compensation Discussion and Analysis - Equity Awards”.
(7)Represents a new hire equity award to Mr. Rosini of RSUs in order to incentivize him to leave his prior employment and to help offset the value of certain compensation forfeited in connection with his departure. These RSUs vest 50% on the first anniversary of the grant date, 30% on the second anniversary, and the remaining 20% on the third anniversary.
(8)The RSUs granted on August 1, 2024 were awarded in connection with Mr. Thingelstad’s and Mr. Juckniess’ promotions in 2024 and vested as to 25% of the units on February 15, 2025, with the remaining units vesting in a series of 36 successive equal monthly installments upon completion of each additional month of service.
(9)As described under “Potential Payments Upon Termination, Retirement, or Change in Control; Retirement — Other NEOs” on pages 56-57, all of Mr. Juckniess’ RSUs vested in full as of his December 31, 2025 retirement date, and his PSUs will continue to vest on each originally scheduled vesting date in an amount equal to the number of units that are determined to have been earned based on actual performance against the applicable performance goal over the performance period.

2025 Options Exercised and Stock Vested Table
The following table sets forth certain information regarding stock option exercises and stock awards vested by our NEOs during 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)(3)
Chad Collins	—	—	22,343	2,936,239
Kimberly Nelson	—	—	29,526	4,930,898
Eduardo Rosini	—	—	—	—
Jamie Thingelstad	8,118	227,223	18,678	3,131,268
Dan Juckniess	—	—	39,523	5,073,965
(1)Reflects the aggregate value realized on exercise by multiplying (a) the difference between (i) the market price of our common stock on the exercise date and (ii) the per share exercise price, by (b) the number of shares of our common stock acquired on exercise.
(2)The stock awards that vested in 2025 were as follows:

	RSUs			PSUs
Name	Number of Shares (#)	Value upon Vesting ($)	Value upon Settlement ($){A}	Number of Shares (#){B}	Value upon Vesting and Settlement ($){B}
Chad Collins	22,343	2,936,239	1,990,802	—	—
Kimberly Nelson	10,946	1,441,760	1,021,457	18,580	3,489,138
Eduardo Rosini	—	—	—	—	—
Jamie Thingelstad	6,708	883,422	628,467	11,970	2,247,846
Dan Juckniess	27,309	2,780,298	2,656,249	12,214	2,293,667

{A} Under the Company’s policy, RSUs granted prior to 2025 that vest monthly throughout the year settle at a future date after vesting, equal to one share in payment and settlement of each vested unit. RSUs granted on an annual basis beginning in 2025 vest 25% per year over four years on each anniversary of the grant date and settle at the time of vesting.

52	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
{B} In early 2025, the Committee certified results for the 2022–2024 performance period for PSUs granted in 2022. Based on Company TSR achieved relative to the Index TSR, the maximum threshold was achieved and the maximum shares vested in 2025. See below for the calculation of the earned PSUs.

Company TSR as Compared to Index TSR	Percentage of Target PSUs Earned
Company TSR is more than 10% less than Index TSR	0%
Company TSR is 10% less than Index TSR	40% (threshold)
Company TSR is equal to Index TSR	80%
Company TSR is 5% greater than Index TSR	100% (target)
Company TSR is 30% greater than Index TSR	200% (maximum)

Performance Period: 2022–2024
Company TSR	36%
Index TSR	5%
Company TSR in excess of Index TSR	31%
Percent of Target PSUs Earned	(maximum) 200%
(3)Reflects the aggregate value realized by multiplying (a) the number of shares of our common stock vested by (b) the fair market value of a share of our common stock on the vesting date.

Pension Benefits
We do not offer pension benefits to our NEOs.

Non-Qualified Deferred Compensation
We do not offer non-qualified deferred compensation to our NEOs.

Employment and Severance Arrangements
The Company and Mr. Collins have entered into an Executive Severance and Change in Control Agreement, effective as of October 2, 2023 (the “CEO Employment Agreement”). In addition, each of our current executive officers other than Mr. Collins is a participant in our Executive Severance Plan. The CEO Employment Agreement and the Executive Severance Plan include severance and change in control components. Additionally, we have confidentiality and non-solicitation agreements with each of the NEOs, and non-competition agreements with all NEOs (except Mr. Collins), requiring the executive officers not to use or disclose our confidential information, solicit our customers or employees, or compete against us, as applicable.
The CEO Employment Agreement and the Executive Severance Plan address various termination of employment and change in control scenarios. Payment of amounts under these circumstances is subject to certain conditions and limitations, including that the executive officer must execute a release of claims against us. The terms of potential payments under these agreements upon a termination of employment or change in control are summarized below under “Potential Payments Upon Termination, Retirement, or Change in Control.”

Potential Payments Upon Termination, Retirement, or Change in Control
The CEO Employment Agreement and the Executive Severance Plan require us to provide certain payments and benefits to our NEOs in the event of certain specified terminations of employment, including a termination of employment in connection with a change in control of the Company. In addition, the CEO Employment Agreement and the terms of the equity award agreements provide for accelerated vesting in specified events including in connection with a change in control of the Company. Certain payments and benefits noted below

53	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
are conditional upon the execution of a release and continued compliance with applicable confidentiality, non-competition, and non-solicitation agreements, as set forth in the applicable agreements.
For these purposes, the following terms are defined:

•“Change in Control” means (i) any person’s acquisition of beneficial ownership of more than 50% of our outstanding common stock; (ii) a failure to have a majority of our Board be people whose nomination or initial appointment was approved by at least of a majority of our Board; or (iii) a sale or disposition of all or substantially all of the Company’s assets or merger, consolidation, share exchange or similar transaction, unless our stockholders immediately prior to the transaction own more than 50% of the voting power of the corporation resulting from the transaction in substantially the same proportion.
•“Change in Control Period” under the CEO Employment Agreement means the period starting three months immediately before a Change in Control and continuing for 12 months immediately following a Change in Control.
•“Cause” means (i) incompetence or failure or refusal to perform satisfactorily the duties reasonably required (other than by reason of disability); (ii) material violation of any law, rule, regulation, court order or regulatory directive (other than traffic violations, misdemeanors or other minor offenses); (iii) material breach of any fiduciary duty or nondisclosure, non-solicitation, non-competition or similar obligation; (iv) engaging in any act or practice involving personal dishonesty or demonstrating a willful and continuing disregard for the Company’s or its affiliates’ best interests; or (v) engaging in dishonorable or disruptive behavior, practices or acts which would be reasonably expected to harm or bring disrepute to the Company or its affiliates, their business or any of their customers, employees or vendors.
•“Good Reason” under the RSU and PSU award agreements means the existence of one or more of the following conditions without the executive officer’s consent, so long as the executive officer provides written notice to the Company of the existence of the condition not later than 90 days after the existence of the condition, the condition has not been fully remedied by the Company within 30 days after its receipt of such notice, and employment termination occurs within 180 days of the expiration of the Company’s 30-day remedy period: (i) any material diminution in duties, responsibilities, or authority; (ii) any material diminution in the authority, duties, or responsibilities of the executive officer’s supervisor, including a requirement that the executive officer report to any supervisor below the C-Suite level; (iii) a material reduction in any component of compensation (base salary, cash bonus opportunity or equity award) or total compensation opportunity; (iv) a geographical relocation of the executive officer’s principal work location by more than 30 miles; or (v) any action by the Company that constitutes a material breach by the Company of any contractual agreement with the executive officer.
•“Good Reason” under the Executive Severance Plan means the occurrence of any of the following events, in each case without the executive officer’s consent: (i) a material reduction in annual base salary; (ii) a material reduction in employment authority, duties or responsibilities; or (iii) a relocation of the primary work location by more than 50 miles with exceptions for home or remote work, provided that with regard to events described in (i) and (ii), the executive officer first gives notice of the event giving rise to good reason to the Company within 90 days of the first occurrence of the event, and provided further that upon giving notice the executive officer provides the Company 30 days in which to remedy the event, and the executive officer terminates employment within 180 days of the first occurrence of such an event.
•“Good Reason” under the CEO Employment Agreement means the initial occurrence of any of the following events, in each case without the CEO’s consent: (i) a reduction of 10% or more in CEO’s base salary or annual bonus opportunity; (ii) a material reduction in the CEO’s employment authority, duties or responsibilities, including no longer serving as the CEO or the Company is no longer a reporting company under the Exchange Act; or (iii) a relocation of the CEO’s primary work location by more than 50 miles, provided that with regard to events described in (i) and (ii), the CEO first gives notice to the Company of the event giving rise to good reason within 90 calendar days of the first occurrence of the event, and provided further that upon giving notice the CEO provides 30 calendar days in which to remedy the event, and the CEO’s termination date occurs within 180 calendar days of the initial occurrence of such an event.

54	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Termination without Cause or Resignation for Good Reason Outside of Change in Control Period - Mr. Collins

The CEO Employment Agreement provides that if, outside of a Change in Control Period, we terminate Mr. Collins’ employment without Cause, or if he terminates his employment with us for Good Reason, we will pay or provide to him:
•12 months of his then-current base salary payable over a 12-month period in accordance with our regular payroll practices;
•100% of his target annual cash incentive bonus for the year during which the termination date occurs, payable in a lump sum; and
•an amount equal to the premium costs for health, dental and vision coverage that the Company paid per month, multiplied by 12, payable in a lump sum.
Termination without Cause or Resignation for Good Reason Before a Change in Control - Other NEOs
The Executive Severance Plan provides that if, before a Change in Control, we terminate the NEO’s employment without Cause, or if the NEO resigns from employment for Good Reason, we will pay or provide to the NEO:
•one times the NEO’s annualized base salary over a 12-month period in accordance with our normal payroll practices;
•one times the participant’s target annual cash incentive bonus on a pro-rata basis payable in a lump sum; and
•an amount equal to 12 months of premium costs for health, dental and vision coverage payable in a lump sum.
Termination without Cause or Resignation for Good Reason in the Event of a Change in Control
Mr. Collins
The CEO Employment Agreement and the equity award agreements with Mr. Collins provide that if we terminate Mr. Collins’ employment without Cause, or if he resigns from employment with us for Good Reason, in either case during the Change in Control Period, we will pay or provide to him:
•24 months of his then-current base salary, payable in a lump sum;
•200% of his target annual cash incentive bonus for the year during which the termination date occurs, payable in a lump sum;
•an amount equal to the premium costs for health, dental and vision coverage that the Company paid per month, multiplied by 24, payable in a lump sum;
•immediate full vesting upon such termination of all unvested RSUs; and
•immediate vesting of the PSUs in the amount that is the greater of (a) the target number of PSUs; or (b) the number of PSUs determined to have been earned based on actual performance over a truncated performance period ending as of the last day of the most recently completed fiscal quarter prior to the date of the Change in Control.

Other NEOs
The Executive Severance Plan and the equity award agreements with the individual NEOs other than Mr. Collins provide that if, on the date of a Change in Control or within 12 months after a Change in Control, we terminate the NEO’s employment without Cause, or the NEO resigns from employment for Good Reason, we will pay or provide to the NEO:
•1.5 times the NEO’s annualized base salary payable in a lump sum;
•1.5 times the NEO’s target annual incentive bonus on a pro-rata basis payable in a lump sum;

55	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
•an amount equal to 18 months of premium costs for health, dental and vision coverage payable in a lump sum;
•immediate full vesting upon such termination of all unvested RSUs; and
•immediate vesting of the PSUs in the amount that is the greater of (a) the target number of PSUs; or (b) the number of PSUs determined to have been earned based on actual performance over a truncated performance period ending as of the last day of the most recently completed fiscal quarter prior to the date of the Change in Control.
Retirement
Mr. Collins
The retirement provisions in the CEO Employment Agreement provide that if (a) Mr. Collins is at least 57 years old and has completed eight years of continuous service with the Company, or Mr. Collins is at least 63 years old (without regard to years of service); (b) Mr. Collins provides no less than six months’ written notice regarding retirement; (c) Mr. Collins continues to provide full-time services for the Company (i) materially consistent with the full-time responsibilities and services performed by him prior to the date on which he provides written notice of his retirement, or (ii) such other substantive services as agreed between him and the Company through his termination date; and (d) Mr. Collins’ termination date occurs on or after the retirement date identified by Mr. Collins (and such termination date is no earlier than six months after the date on which he provided written notice of his retirement (except that the Company in its sole discretion may designate a termination date that is after the date on which Mr. Collins provides written notice of his retirement and prior to the retirement date identified by him)); then upon retirement, subject to certain conditions:
•all unvested equity awards with solely a service based vesting condition will become fully vested;
•all outstanding equity awards with a performance goal over a performance period vesting condition will continue to vest on each originally scheduled vesting date in an amount equal to the number of units subject to the awards that would otherwise have been determined to have been earned with continuous employment with the Company through the originally scheduled vesting dates; and
•if the Company designates a termination date that is after the date on which Mr. Collins provided written notice of his retirement and prior to the retirement date identified by him, and the termination date is prior to the six-month anniversary of the date on which Mr. Collins provided written notice of his retirement, then in addition to the accelerated or continued vesting of equity awards, the Company shall pay Mr. Collins severance pay equal to: (i) the amount of base salary he would have received from the termination date through the six month anniversary of the date on which he provided written notice of his retirement; plus (ii) an amount equal to the premium costs for health, dental and vision coverage that the Company paid during the last full month of his employment multiplied by the number of complete months remaining between the termination and such six-month anniversary, payable in a lump sum.
Other NEOs
The retirement provisions in the equity award agreements with Mr. Juckniess, Ms. Nelson, Mr. Rosini and Mr. Thingelstad provide that if (a) the NEO is at least 58 years old and has completed ten years of continuous service with the Company or is at least 65 years old (without regard to years of service); (b) the NEO provides no less than six months’ written notice regarding retirement; (c) the NEO continues to perform full-time service for the Company (i) materially consistent with the full-time responsibilities and services performed by the NEO prior to the date on which the NEO provides written notice of his or her retirement from employment with the Company, or
(ii) such other substantive services as agreed between the Company and the NEO through the NEO’s termination date; (d) the NEO’s termination date occurs on the retirement date identified by the NEO (and such termination date is no earlier than six months after the date on which the NEO provided written notice of his or her retirement (except that the Company in its sole discretion may designate a termination date that is after the date on which the NEO provides written notice of his or her retirement and prior to the retirement date identified by the NEO)); and (e) the Company does not provide the NEO with written notice on or before the anticipated termination date that the Company intends or has grounds to terminate the NEO’s continuous service for Cause; then upon retirement, subject

56	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
to certain conditions:
•all unvested non-qualified stock options and RSUs will become fully vested; and
•all outstanding PSUs will continue to vest on each originally scheduled vesting date in an amount equal to the number of units that are determined to have been earned based on actual performance against the applicable performance goal over the performance period; if a Change in Control occurs after the date of retirement but before the scheduled vesting date of the PSUs, then the PSUs will vest in the amount that is the greater of (a) the target number of PSUs; or (b) the number of PSUs determined to have been earned based on actual performance over a truncated performance period ending as of the last day of the most recently completed fiscal quarter prior to the date of the Change in Control.

No NEO holds unvested non-qualified stock options. Ms. Nelson became eligible for retirement in 2025, and as described under “Named Executive Officers” on page 32, announced her retirement in February 2026. Mr. Juckniess retired from the Company as of December 31, 2025. As previously disclosed by the Company, on October 29, 2025, Mr. Juckniess provided the Company with his six months’ notice of his intent to retire from the Company. Due to the appointment of Mr. Rosini as Mr. Juckniess’ successor as of December 1, 2025, the Compensation & Talent Committee determined that Mr. Juckniess’ effective retirement date would be December 31, 2025 (the “Retirement Date”), to allow for sufficient time for transition but to avoid redundancies. In light of the fact that Mr. Juckniess would reach age 58 and 10 years of continuous service in the first quarter of 2026, that his successor had been identified and appointed, allowing for a sufficient transition period, and that the Compensation & Talent Committee determined to accelerate his retirement date, the Compensation & Talent Committee decided to waive the age and years of service, and the six-month notice period, requirements under the definition of “Retirement” in Mr. Juckniess’ equity award agreements. Accordingly, his outstanding equity awards were treated as provided under the retirement provisions of those award agreements upon his Retirement Date. Mr. Juckniess was not entitled to any cash payments or other severance in connection with his retirement.
Change in Control under Equity Award Agreements
The Company has entered into award agreements with each of its executive officers for the grant of non-qualified stock options, RSUs and/or PSUs pursuant to our 2010 Equity Incentive Plan. These award agreements provide for accelerated vesting in certain circumstances in connection with a change in control of the Company. The PSU agreements relating to grants made in 2024 have been amended as described in the Current Report on Form 8-K filed by the Company with the SEC on the same day that this Proxy Statement is filed, in order to conform their terms to those of the PSU agreements relating to grants made in 2025. In particular, the PSUs granted in 2024, which had a single trigger vesting provision in connection with a change in control, have been amended to provide for double trigger vesting in connection with a change in control, as set forth in the agreements relating to PSUs granted in 2025 and 2026, which agreements are described in more detail below under “Change in Control under Equity Award Agreements--PSUs”. The PSU agreements for the grants made in 2025 and 2026 were also amended for certain other clarifying changes. Following these amendments, a single form of PSU agreement as described in this Proxy Statement covers all currently outstanding PSUs that have been granted to our executive officers. No executive officer holds unvested non-qualified stock options.
RSUs
Under the RSU award agreements entered into with each of our executive officers, in the event of a Change in Control and the RSUs are continued, assumed or replaced, if within one year after such Change in Control, the executive officer’s employment is involuntarily terminated for reasons other than Cause or if the executive officer resigns for Good Reason, then all unvested RSUs immediately become vested in full. In the event of a Change in Control and the RSUs are not continued, assumed or replaced, then all unvested RSUs immediately become vested in full upon the occurrence of the Change in Control.
PSUs
Under the PSU agreements entered into with each of our executive officers as amended as set forth above under “Change in Control under Equity Award Agreements,” in the event of a Change in Control and the PSUs are continued, assumed or replaced, the applicable performance period will be truncated and will end as of the last day of the Company’s most recently completed fiscal quarter prior to the date of the Change in Control, and a number of PSUs that is the greater of (1) the number of PSUs that are determined to have been earned based on actual

57	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
performance against the performance goal over the truncated performance period and (2) the target number of PSUs (the greater of which, the “Deemed Achieved PSUs”), shall be deemed to be achieved as of the date of the Change in Control, and such number of Deemed Achieved PSUs shall continue to be subject to a continuing service requirement that ends on the last day of the original performance period. If, within one year after the Change in Control the executive officer experiences an involuntary termination of service other than for Cause or a resignation for Good Reason, then such number of Deemed Achieved PSUs shall immediately become vested in full. In the event of a Change in Control and the PSUs are not continued, assumed or replaced, then the number of Deemed Achieved PSUs shall immediately vest in full upon the occurrence of the Change in Control.
Potential Payments Schedule
The following table lists the potential payments and benefits upon a retirement, termination of employment, or change in control of the Company for Mr. Collins, Ms. Nelson, Mr. Rosini, and Mr. Thingelstad. As Mr. Juckniess retired from the Company on December 31, 2025, the following table sets forth the actual payments and benefits to him as of his retirement (as well as a possible future change in control with respect to his outstanding PSUs) and not for the additional scenarios that no longer can occur. Other than as described in the preceding sentence, the tables assume the triggering event for the payments or provision of benefits occurred on December 31, 2025, the last day of our last completed fiscal year.
The amounts in the table for the acceleration of RSUs and PSUs are determined by multiplying the number of accelerated units by the closing price for our common stock on December 31, 2025, the last trading day of 2025.

58	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

	Retirement(1) ($)	Involuntary Termination Without Cause Outside of the Change in Control Period(2) ($)	Resignation For Good Reason Outside of the Change in Control Period(2) ($)	Involuntary Termination Without Cause or Resignation For Good Reason During the Change in Control Period(2) ($)	Change in Control Without Award Continuance/ Assumption/Replacement (No Termination or Resignation) ($)
Chad Collins
Salary/Bonus	—	1,224,000	1,224,000	2,448,000	—
Health Benefits (3)	—	15,552	15,552	31,102	—
Value of Accelerated RSUs	—	—	—	5,394,593	5,394,593
Value of Accelerated PSUs (4)	—	—	—	6,760,689	6,760,689
Total	—	1,239,552	1,239,552	14,634,384	12,155,282

Kimberly Nelson
Salary/Bonus	—	810,000	810,000	1,215,000	—
Health Benefits (3)	—	15,552	15,552	23,328	—
Value of Accelerated RSUs	2,276,737	—	—	2,276,737	2,276,737
Value of Accelerated PSUs (4)	—	—	—	2,213,276	2,213,276
Total	2,276,737	825,552	825,552	5,728,341	4,490,013

Eduardo Rosini
Salary/Bonus	—	900,000	900,000	1,350,000	—
Health Benefits (3)	—	13,548	13,548	20,322	—
Value of Accelerated RSUs	—	—	—	7,177,193	7,177,193
Value of Accelerated PSUs	—	—	—	—	—
Total	—	913,548	913,548	8,547,515	7,177,193

Jamie Thingelstad
Salary/Bonus	—	640,000	640,000	960,000	—
Health Benefits (3)	—	15,552	15,552	23,328	—
Value of Accelerated RSUs	—	—	—	1,354,687	1,354,687
Value of Accelerated PSUs (4)	—	—	—	1,160,116	1,160,116
Total	—	655,552	655,552	3,498,131	2,514,803

Dan Juckniess
Salary/Bonus	—	—	—	—	—
Health Benefits (3)	—	—	—	—	—
Value of Accelerated RSUs	1,712,009	—	—	—	—
Value of Accelerated PSUs (4)(5)	—	—	—	1,380,089	1,380,089
Total	1,712,009	—	—	1,380,089	1,380,089

(1)    Mr. Collins becomes eligible for retirement when he is at least 57 years old and has completed eight years of continuous service with the Company, or he is at least 63 years old (without regard to years of service). The other NEOs are eligible for retirement when they are at least 58 years old and have completed ten years of service with the Company, or are at least 65 years old (without regard to years of service). Ms. Nelson became eligible for retirement in 2025, and as described under “Named Executive Officers” on page 32, announced her retirement in February 2026. Mr. Juckniess retired from the Company as of December 31, 2025 as described under “Potential Payments Upon Termination, Retirement, or Change in Control; Retirement--Other NEOs” on pages 56-57. The ages and years and service as of December 31, 2025 of our NEOs were as follows:

59	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Name	Age	Years of Service
Chad Collins	50	2
Kimberly Nelson	58	18
Eduardo Rosini	58	—
Jamie Thingelstad	53	12
Dan Juckniess	57	9
(2)    The Change in Control Period under the CEO Employment Agreement is the period starting three months immediately before a Change in Control and continuing for 12 months immediately following a Change in Control. The Change in Control Period under the Executive Severance Plan is the period beginning on the date of a Change in Control and ending within 12 months after a Change in Control. The Change in Control Period under the applicable equity award agreements is the period within one year after a Change in Control.

(3)    The amounts for health benefits were determined via employer paid health and dental benefits incurred in 2025 for the NEO.
(4)    The PSUs granted in 2023 are not reflected in the table due to their estimated performance level at December 31, 2025. These PSUs did not vest and were forfeited as described under “Compensation Discussion and Analysis; Equity Awards--PSUs” on pages 43-44. Mr. Collins did not hold any 2023 PSUs because he joined the Company after these PSUs were awarded. With respect to the PSUs granted in 2024 and 2025, upon a change in control, if the PSUs are not continued, assumed or replaced, or if the PSUs are continued, assumed or replaced and the executive officer experiences an involuntary termination of service other than for cause or a resignation for good reason within one year after the change in control, the performance period will be truncated and vesting would be based on the greater of the number of PSUs that are determined to have been earned based on actual performance and the target number of PSUs. Because the target number of PSUs is greater than the estimated performance level as of December 31, 2025 for the PSUs granted in both 2024 and 2025, the target number of those PSUs is reflected in this table.
(5)    Upon retirement, outstanding PSUs held by Mr. Juckniess continue to vest on each originally scheduled vesting date in an amount equal to the number of units subject to the awards that would otherwise have been determined to have been earned if the grantee remained continuously employed by the Company through the originally scheduled vesting dates. In the event of a change in control occurring before the applicable scheduled vesting date, his outstanding PSUs would vest as of the date of the change in control.

CEO Pay Ratio
We are providing the following information about the annual compensation relationship between our median employee and our CEO for 2025:

•the median of the annual total compensation of all employees of our Company (other than our CEO) was $91,260; and
•the annual total compensation of Mr. Collins, our CEO, was $11,410,244.

Based on this information, the ratio of Mr. Collins’ total compensation to the median employee’s total compensation was 125:1. We believe this pay ratio to be a reasonable estimate, calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2025, we identified our median employee based on the total cash and equity compensation paid during 2025 to all 2,960 members of our workforce (including full-time, part-time and temporary employees), other than our CEO, who were employed on December 31, 2025. For purposes of determining the total cash and equity compensation of each employee, we included the contractual amount of annual base salary, the annual target bonus and commission cash incentives, and the grant date fair value of equity awards granted during 2025. We did not include any adjustments for the value of benefits provided.

We determined the median employee’s total compensation for 2025 in the same manner that we determine the total compensation of our NEOs for purposes of the 2025 Summary Compensation Table.

60	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Pay Versus Performance
The following table sets forth certain information regarding the compensation of our NEOs in comparison to different financial performance measures.

	Summary Compensation Table Total for PEO (1) ($)		Compensation Actually Paid to PEO (1)(2) ($)		Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2) ($)	Value of Initial Fixed $100 Investment Based On(3)		Net Income ($)	Company Selected Measure: Adjusted EBITDA(5) ($)
Year	Former PEO (Black)	Current PEO (Collins)	Former PEO (Black)	Current PEO (Collins)			Company TSR ($)	Peer Group TSR(4) ($)
2025	—	11,410,244	—	(5,599,310)	5,404,080	(368,795)	82	258	93,339,000	231,367,000
2024	—	14,405,176	—	10,992,904	4,593,545	2,803,011	169	201	77,054,000	186,631,000
2023	9,616,696	6,752,127	26,705,325	7,973,866	4,535,894	16,538,822	179	147	65,824,000	157,630,000
2022	6,066,081	—	4,501,154	—	3,632,052	2,919,066	118	89	55,134,000	132,268,000
2021	6,693,464	—	14,052,465	—	3,829,274	7,227,613	131	138	44,597,000	107,015,000

(1)For 2025, Chad Collins served as our PEO, and our non-PEO NEOs were Kimberly Nelson, Eduardo Rosini, Jamie Thingelstad and Dan Juckniess. For 2024, Chad Collins served as our PEO, and our non-PEO NEOs were Kimberly Nelson, Dan Juckniess, Jamie Thingelstad, Archie Black, and James Frome. In 2023, Archie Black served as our PEO and upon his retirement as CEO, Chad Collins became our CEO and the PEO. Archie Black served as our PEO for 2021 and 2022. For 2021–2023, Kimberly Nelson and James Frome served as our non-PEO NEOs.

(2)Compensation Actually Paid, as defined and in accordance with Item 402(v) of Regulation S-K, is calculated as noted in the table below. The amounts noted do not reflect the actual amount of compensation earned by or paid to the individuals in the applicable year. The fair values and changes in fair values were determined in accordance with ASC Topic 718, consistent with the methods used for grant date fair valuation, exclusive of date of measurement. For a discussion of the relevant assumptions used to determine the value, refer to Note A and Note K to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

61	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

		Base	Less	Plus	Plus or (Less)	Plus or (Less)	Plus or (Less)	Total
	Year	Summary Compensation Table - Total Compensation ($)	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year ($)	Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year ($)	Change in Fair Value at End of Fiscal Year from End of Prior Fiscal Year of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years ($)
Change in Fair Value as of Vesting Date from End of Prior Fiscal Year of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)
							Fair Value as of Vesting Date of Stock Awards and Option Awards Granted and Vested During Fiscal Year ($)	Compensation Actually Paid ($)

	2025	11,410,244	(10,789,704)	3,555,948	(8,604,801)	(1,170,997)	—	(5,599,310)
Current PEO (Collins)	2024	14,405,176	(13,239,826)	10,335,734	(318,805)	(189,375)	—	10,992,904
	2023	6,752,127	(6,499,877)	7,721,616	—	—	—	7,973,866

Former PEO (Black)	2023	9,616,696	(8,315,596)	14,299,748	4,395,649	6,708,828	—	26,705,325
	2022	6,066,081	(5,089,381)	5,376,891	(835,723)	(1,016,714)	—	4,501,154
	2021	6,693,464	(5,241,434)	7,196,040	5,349,429	54,966	—	14,052,465

	2025	5,404,080	(4,390,314)	2,446,595	(3,579,743)	(508,492)	259,079	(368,795)
Non-PEO NEO Average	2024	4,593,545	(3,873,820)	1,715,721	(1,050,833)	(297,625)	1,716,023	2,803,011
	2023	4,535,894	(3,591,994)	10,151,683	4,752,143	691,096	—	16,538,822
	2022	3,632,052	(2,937,683)	3,103,639	(295,785)	(583,157)	—	2,919,066
	2021	3,829,274	(2,821,974)	3,874,330	2,301,858	44,125	—	7,227,613

(3)TSR is the change from an original $100 investment at the close of market on December 31, 2020, and the value of the investment as of the last trading day of each respective year, assuming that dividends, if any, were reinvested. The comparison is based on historical data and are not intended to forecast or be indicative of future performance of our common stock.
(4)Our selected peer group is the Nasdaq Computer Index, an independently prepared market capitalization weighted index, and which is the same industry index used in our stock price performance graph in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(5)We consider our TSR our most important financial performance measure used to link compensation actually paid to our Company performance. As TSR is already disclosed, our next most important measure, Adjusted EBITDA, is selected. Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A in this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

62	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION

Compensation Actually Paid versus Company Financial Performance and TSR

Compensation Actually Paid vs. Company Financial Performance
$30,000,000
$20,000,000
$10,000,000
$—
Compensation Actually Paid
$200,000,000
$100,000,000
$—
Financial Performance Measure
2021
2022
2023
2024
2025
Compensation Actually Paid to Former PEO - Black
Compensation Actually Paid to PEO - Collins
Average Compensation Actually Paid to Non-PEO NEOs
Adjusted EBITDA
Net Income

Compensation Actually Paid vs. Company and Peer Group TSR
$30,000,000
$20,000,000
$10,000,000
$—
Compensation Actually Paid
$300
$200
$100
TSR
2021
2022
2023
2024
2025
Compensation Actually Paid to Former PEO - Black
Compensation Actually Paid to PEO - Collins
Average Compensation Actually Paid to Non-PEO NEOs
SPS TSR
Peer Group TSR

63	Proxy Statement for the 2026 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Relationship Between Pay and Performance

We believe that the Compensation Actually Paid in each of the years reported above and over the cumulative period are reflective of the Compensation & Talent Committee’s emphasis on “pay-for-performance” as the Compensation Actually Paid fluctuated year-over-year, primarily due our stock price and varying levels of achievement against pre-established performance goals under our Management Incentive Plan and equity program, including our Adjusted EBITDA and TSR performance. Due to the leverage of our executive compensation program toward long-term incentives through grants of PSUs and RSUs, the Compensation Actually Paid is most significantly impacted by changes in our stock price over the vesting period of the awards. The Compensation Discussion and Analysis section of this Proxy Statement describes in greater detail the Compensation & Talent Committee’s emphasis on “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation.

Tabular List of Financial Performance Measures
The financial performance measures listed below are our unranked most important financial performance measures used to link PEO and non-PEO NEO Compensation Actually Paid to our Company performance.

TSR
Adjusted EBITDA(1)
Revenue

(1)Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A in this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

64	Proxy Statement for the 2026 Annual Meeting of Stockholders

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR

Audit Committee Report
The primary function of our Audit Committee is oversight of our processes and systems related to accounting and financial reporting, publicly filed financial reports, internal accounting and financial controls, and the independent audit of our consolidated financial statements. The consolidated financial statements of SPS Commerce, Inc. for the year ended December 31, 2025 were audited by KPMG, our independent auditor.
As part of its activities, the Audit Committee has:
1.Reviewed and discussed the Company’s audited consolidated financial statements with management and the independent auditor;
2.Discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
3.Received the written disclosures and letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the independent auditor’s independence.
Management is responsible for the Company’s system of internal controls and financial reporting process. KPMG is responsible for performing an independent audit of the consolidated financial statements and internal controls over financial reporting in accordance with the standards of the PCAOB and for issuing reports thereon. Our committee’s responsibility is to monitor and oversee these processes. Based on the foregoing review and discussions and a review of the reports of KPMG with respect to the consolidated financial statements, and relying thereon, we have recommended to the Board the inclusion of the audited consolidated financial statements in SPS Commerce, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
Audit Committee of the Board of Directors of SPS Commerce, Inc.
(Members as of February 19, 2026, the Form 10-K Filing Date)
Sven Wehrwein, Chair
Fumbi Chima
Mark Partin
Tami Reller
Anne Sempowski Ward

Auditor Fees
KPMG has served as our independent auditor since June 2013. The following table presents fees for professional audit services rendered by KPMG in the past two years.

	2025		2024
Audit Fees(1)	$1,105,200		$1,109,000
Audit-Related Fees(2)	130,000	—	—
Total	$1,235,200		$1,109,000

(1)Audit Fees consist of fees for the audit of our annual consolidated financial statements, the review of our interim consolidated financial statements, the review of financial information included in our filings with the SEC and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of real-time system assessment services.

65	Proxy Statement for the 2026 Annual Meeting of Stockholders

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR

Auditor Services Pre-Approval Policy
The Audit Committee has adopted an auditor services pre-approval policy applicable to services performed for us by our independent auditor. In accordance with this policy, the Audit Committee’s practice is to approve annually all audit, audit-related, and tax and other services to be provided by the independent auditor during the year. If a service to be provided is not pre-approved as part of the annual process or if it entails fees that would exceed pre-approved fee levels, the service must receive a specific and separate pre-approval by the Audit Committee, which may delegate authority to grant such pre-approvals during the year to one or more independent members of the Audit Committee. Any pre-approvals granted pursuant to delegated authority must be reported to the Audit Committee at its next regular meeting. All of the services were pre-approved in accordance with our pre-approval policy, and none of the services provided to us by our independent registered public accounting firm in 2025 or 2024 were approved retroactively pursuant to the exception to the pre-approval requirements for de minimis non-audit service under the Sarbanes-Oxley Act of 2002 and the rules of the SEC.
Our Audit Committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent auditor. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence.

66	Proxy Statement for the 2026 Annual Meeting of Stockholders

ITEM 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
ITEM 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
The Audit Committee has selected KPMG to serve as our independent auditor for the year ending December 31, 2026. While it is not required to do so, our Board is submitting the selection of KPMG for ratification in order to ascertain the views of our stockholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of KPMG are expected to be present at the 2026 Annual Meeting, will be available to answer stockholder questions, and will have the opportunity to make a statement if they desire to do so.

The Board recommends that you vote FOR ratification of the selection of KPMG as the independent auditor of SPS Commerce, Inc. and our subsidiaries for the year ending December 31, 2026. Proxies will be voted FOR ratification of this selection unless otherwise specified.

67	Proxy Statement for the 2026 Annual Meeting of Stockholders

ITEM 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
ITEM 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
We are providing our stockholders the opportunity to cast an advisory (non-binding) vote to approve the compensation of our NEOs as disclosed in this Proxy Statement (a “Say-on-Pay” vote). As described in the Compensation Discussion and Analysis, we have designed the compensation arrangements for our NEOs to provide compensation in overall amounts and in forms that attract and retain talented and experienced individuals and motivate our executive officers to achieve the goals that are important to our growth. During 2025, the components of our compensation program primarily consisted of RSU awards and PSU awards, which help align the incentives of our NEOs with the interests of our stockholders, as well as base salary and an annual cash incentive award plan.
We ask our stockholders to cast an advisory vote on our executive compensation program at each annual meeting. As a result, we are presenting this proposal, which gives you, as a stockholder, the opportunity to endorse our executive compensation program by voting for or against the following resolution:
“RESOLVED, that the stockholders approve the compensation of the SPS Commerce, Inc. NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in our 2026 Proxy Statement.”
The Compensation & Talent Committee believes that the executive compensation for 2025 is reasonable and appropriate, is justified by our performance, and is the result of a carefully considered approach. In deciding how to vote on this proposal, the Board asks you to consider the key points with regard to our executive compensation program included in the Compensation Discussion and Analysis section of this Proxy Statement.
Because your vote is advisory, it will not be binding on the Board or the Compensation & Talent Committee and will not overrule any decision by the Board or the Compensation & Talent Committee or require the Board or the Compensation & Talent Committee to take any action. However, the Board and the Compensation & Talent Committee will carefully review the voting results. To the extent there is any significant negative vote on this proposal, we may consult directly with stockholders to better understand the concerns that influenced the vote. The Board and the Compensation & Talent Committee consider constructive feedback obtained through this process in making future decisions about our executive compensation program. We currently hold our Say-on-Pay vote every year so the next advisory vote on the compensation of our NEOs will occur at our 2027 annual meeting of stockholders.

The Board, upon recommendation of the Compensation & Talent Committee, recommends a vote “FOR” approval of the compensation of our NEOs. Proxies will be voted FOR this proposal unless otherwise specified.

68	Proxy Statement for the 2026 Annual Meeting of Stockholders

SECURITY OWNERSHIP
SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management
The following table shows how many shares of our common stock were beneficially owned as of March 30, 2026 (as of December 31, 2025 with respect to shares held by Mr. Juckniess) by each of the persons known by us to be beneficial owners of more than 5% of our common stock, our directors, the director nominees and the NEOs, and by all of our current directors and executive officers as a group.

Name of Beneficial Owner(s)	Ownership of Common Stock		Number of Shares Deemed Beneficially Owned as a Result of a Right to Acquire Within 60 Days of March 30, 2026(1)	Total Beneficial Ownership	Percentage of Outstanding Shares
Executive Officers and Directors:
Fumbi Chima	—		—	—	*
Chad Collins	22,754	(2)	—	22,754	*
Razat Gaurav	983		1,746	2,729	*
Dan Juckniess	32,182	(3)	—	32,182	*
Michael McConnell	—		—	—	*
Kimberly Nelson	125,675	(4)	—	125,675	*
Mark Partin	—		276	276	*
Marty Réaume	8,831		14,577	23,408	*
Tami Reller	50,845		12,577	63,422	*
Eduardo Rosini	22	(5)	—	22	—
Philip Soran	21,850		12,577	34,427	*
Jamie Thingelstad	21,464	(6)	11,196	32,660	*
Anne Sempowski Ward	3,807		13,274	17,081	*
Sven Wehrwein	13,140		6,041	19,181	*
All current directors, director nominees, and executive officers as a group (13 persons)	143,696	(7)	72,264	215,960	*

Other beneficial owners:(8)
BlackRock, Inc.	5,580,468	(9)	—	5,580,468	15.1%

  *    Less than one percent
Persons have sole voting and investment power, and the address for each director or officer listed in the table is
c/o SPS Commerce, Inc., 333 South Seventh Street, Suite 1000, Minneapolis, Minnesota 55402. Percentage ownership of our common stock in the table is based on 36,967,108 shares of our common stock issued and outstanding as of March 30, 2026.

(1) Represents 1,962 unvested RSUs that are scheduled to both vest and settle within 60 days of March 30, 2026, 276 vested RSUs that are scheduled to settle within 60 days of March 30, 2026, 203 stock options that are scheduled to vest within 60 days of March 30, 2026, and 69,823 exercisable stock options. RSUs that are scheduled to vest but not settle within 60 days of March 30, 2026, and vested RSUs and DSUs that are not scheduled to settle within 60 days of March 30, 2026, are excluded.
(2) Includes 73 shares held in trust pursuant to our 401(k) plan.
(3) Includes 380 shares held in trust pursuant to our 401(k) plan.
(4) Includes 490 shares held in trust pursuant to our 401(k) plan.

69	Proxy Statement for the 2026 Annual Meeting of Stockholders

SECURITY OWNERSHIP
(5) Includes 22 shares held in trust pursuant to our 401(k) plan.
(6) Includes 487 shares held in trust pursuant to our 401(k) plan.
(7) Includes the indirect holdings included in footnotes 2, 5 and 6. For the reason that Mr. Juckniess retired from the Company as of December 31, 2025, his ownership information is not included in this row. In addition, because Ms. Nelson was no longer an executive officer effective March 16, 2026, her ownership information is not included in this row.
(8) The Vanguard Group previously filed a Schedule 13G/A with the SEC on October 31, 2025 reflecting 4,944,449 shares beneficially owned that would have constituted 13.4% of our outstanding shares of common stock. The Vanguard Group subsequently reported on a Schedule 13G/A filed with the SEC on March 27, 2026 that, following an internal realignment effective January 12, 2026, it no longer has, or is deemed to have, beneficial ownership of shares of our common stock that are owned by certain of its subsidiaries and/or business divisions. The Vanguard Group also reported that certain of its subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group.
(9) The number of shares indicated is based on information reported to the SEC in a Schedule 13G/A filed by BlackRock, Inc. on October 17, 2025, and reflects beneficial ownership as of September 30, 2025. BlackRock, Inc. has sole voting power as to 5,511,375 shares and sole dispositive power as to 5,580,468 shares. Holdings include those of various business units, subsidiaries and affiliates, with only BlackRock Fund Advisors individually owning 5% or greater of our shares, and include shares held on behalf of iShares Core S&P Small-Cap ETF. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

Equity Compensation Plan Information
The following table summarizes the number of shares of our common stock to be issued upon exercise of outstanding stock options and settlement of RSU, DSU and PSU awards granted under our equity plans as of December 31, 2025. The table also includes the weighted-average exercise price of outstanding stock options and the number of shares of our common stock remaining available for future issuance under the plans for all awards.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of shares remaining available for future issuance under equity compensation plans (excluding shares in first column)
Equity compensation plans approved by stockholders(1)	1,484,871	(2)	$121.47	(3)	13,144,662	(4)
Equity compensation plans not approved by stockholders	None		N/A		None
(1)Includes the 2010 Equity Incentive Plan and the Employee Stock Purchase Plan.
(2)Includes 261,403 shares subject to outstanding and unexercised stock options and 1,223,468 shares issuable in settlement of RSU, DSU, and PSU awards and, in the case of PSU awards, reflects the maximum number of shares issuable for those securities subject to performance-based metrics assuming the maximum performance measures are achieved.
(3)The weighted average exercise price reflects only the outstanding stock options, as the other forms of awards disclosed in this note entail the issuance of shares for the payment of no consideration.
(4)Includes 1.5 million shares remaining available for future issuance under the Employee Stock Purchase Plan.

70	Proxy Statement for the 2026 Annual Meeting of Stockholders

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CERTAIN RELATIONSHIPS AND
RELATED PERSON TRANSACTIONS

Transactions with Related Persons
Any transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) or a series of similar transactions, arrangements or relationships, to which we were a participant or will be a participant, are considered a related party transaction if:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors or director nominees, executive officers, holders of more than 5% of our common stock, or any member of their immediate family had or will have a direct or indirect material interest.
During 2025, we did not have any such related party transactions.
Director Indemnification Agreements
We entered into indemnification agreements with each of our directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Policy for Approval of Related Person Transactions
The Board has adopted a written statement of policy regarding transactions with related persons, which we refer to as our related person transaction approval policy. Under the policy, a “related person” (as described below) requesting consideration of a “related person transaction” (as described below) generally must promptly disclose to our Audit Committee the related person transaction and all material facts with respect thereto. In reviewing a related person transaction, our Audit Committee will consider the following factors, in addition to other factors the Audit Committee deems appropriate: (1) whether the terms are fair to the Company, (2) whether the transaction is material to the Company, (3) the role the related person has played in arranging the transaction, (4) the structure of the transaction, and (5) the interests of all related persons in the transaction. Our Audit Committee will only approve or ratify a related person transaction if it determines that the transaction is beneficial to our Company and the terms of the transaction are fair to our Company. No related person transaction may be commenced without the approval of our Audit Committee.

If a transaction subject to the related person transaction approval policy was not previously approved under the policy, the Audit Committee will evaluate the transaction under the same standards of approval and consider whether the transaction should be ratified, amended, terminated or rescinded. Our Corporate Governance Guidelines provide that directors interested in a related person transaction will recuse themselves from any vote relating to a related person transaction in which they have an interest.

Under our related person transaction approval policy, a “related person” includes any of our directors, director nominees, executive officers, any beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing. The policy defines a “related person transaction” as any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company is or will be a participant, and in which a related person has a direct or indirect interest. In addition, to be subject to the policy, the transaction, arrangement or relationship must have a financial aspect. Transactions exempt from this policy include (a) transactions available to all of our employees or all stockholders on the same terms and (b) transactions that, when aggregated with the amount of all other transactions between us and the related person or any entity in which the related person has an interest, involve less than $120,000 in a fiscal year.

71	Proxy Statement for the 2026 Annual Meeting of Stockholders

OTHER INFORMATION
OTHER INFORMATION

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership of our securities and reports of changes in ownership with the SEC. Based on a review of Forms 3, 4 and 5 and on written representations from our executive officers and directors, we believe that all of our executive officers and directors complied with all Section 16(a) filing requirements during 2025, except with respect to reports filed one day late due to an administrative coordination error on behalf of Kim Nelson (one report, seven transactions), Dan Juckniess (one report, ten transactions), and Jamie Thingelstad (one report, eight transactions).

Stockholder Proposals for the 2027 Annual Meeting of Stockholders
In order for a stockholder proposal to be considered for inclusion in our Proxy Statement for the 2027 annual meeting of stockholders, the written proposal must be received at our principal executive offices on or before December 15, 2026. The proposal should be addressed to the Company at the address listed below and must comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.
SPS Commerce, Inc.
Attn: Secretary
333 South Seventh Street, Suite 1000
Minneapolis, Minnesota 55402
In accordance with our bylaws, in order to be properly brought before the 2027 annual meeting of stockholders, a stockholder’s notice of the matter, including nominations of persons for election to the board of directors of the Company, that the stockholder wishes to present must be delivered to our principal executive offices in Minneapolis, Minnesota, at the address identified in the preceding paragraph, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of this year’s annual meeting of stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws (and not pursuant to Rule 14a-8 of the SEC) must be received no earlier than the close of business on January 28, 2027, and no later than the close of business on February 27, 2027. Our bylaws provide that directors nominated by stockholders are eligible to serve as directors only if they are nominated in accordance with the procedures set forth in the bylaws. For additional information regarding director nominations and the solicitation of proxies in support of director nominees for election at the 2027 annual meeting of stockholders, see “Procedures for Selecting and Nominating Director Candidates” on pages 25-26.

All notices related to proposals and nominations must also comply with the requirements of applicable law and the provisions set forth in our bylaws.

72	Proxy Statement for the 2026 Annual Meeting of Stockholders

OTHER INFORMATION

Householding of Proxy Materials
Under SEC rules, a single set of proxy materials (Notice, Proxy Statement, and Annual Report, as applicable), may be delivered to one address shared by two or more of our stockholders if they appear to be members of the same family, a practice referred to as “householding,” unless contrary instructions are received. Each stockholder continues to receive a separate Notice within the set. Householding reduces the environmental impact and lowers the costs of printing and distributing our proxy materials.
If you wish to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder if you hold your shares in street name, or you should contact Broadridge toll free at 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 for registered shares. Upon written or oral request, a separate copy of the proxy materials will be sent promptly to any stockholder at a shared address to which a single copy was delivered.

In addition, we will promptly deliver a separate copy of any of these documents to you if you write to the Company at the address listed above or call us at (612) 435-9400.

Other Matters
We do not know of any other matters that may be presented for consideration at the 2026 Annual Meeting. If any other business does properly come before the 2026 Annual Meeting, the persons named as proxies above will vote as they deem in the best interests of SPS Commerce, Inc.

73	Proxy Statement for the 2026 Annual Meeting of Stockholders

Appendix A-1

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
We disclose Adjusted EBITDA, which is a non-GAAP financial measure. We believe that this non-GAAP financial measure provides useful information to our management, Board of Directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations.
Our management uses this non-GAAP financial measure to compare our performance to that of prior periods for trend analyses, planning purposes, and for purposes of determining executive and senior management incentive compensation. We believe this non-GAAP financial measure is useful to an investor as it is widely used in evaluating operating performance. Adjusted EBITDA is used to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.
This non-GAAP financial measure should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. This non-GAAP financial measure excludes significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements and are subject to inherent limitations. Investors should review the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure included below.

Adjusted EBITDA
Adjusted EBITDA, which is a non-GAAP measure of financial performance, consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from investments held and foreign currency impact on cash and investments, investment income, and other adjustments as necessary for a fair presentation. Net income is the most directly comparable GAAP measure of financial performance.
For the year ended December 31, 2025, other adjustments included the expense impacts from disposals of certain capitalized internally developed software, disposals of other equipment, remeasurement of acquired earn-out payments, and one-time acquisition-related insurance costs. For the year ended December 31, 2024, other adjustments included the expense impacts from disposals of certain capitalized internally developed software and one-time acquisition-related insurance costs. For the year ended December 31, 2023, other adjustments included the expense impacts from disposals of certain capitalized internally developed software and acquisition-related employee severance costs. For the year ended December 31, 2021, other adjustments included disposals of cloud hosting arrangement implementation costs and accelerated tenant improvement benefit, which was incurred as part of executing a lease agreement. This tenant improvement adjustment was partially offset by accelerated depreciation, which is included within Depreciation and amortization of property and equipment and was also incurred as part of executing a lease agreement.

Appendix to the Proxy Statement for the 2026 Annual Meeting of Stockholders

Appendix A-1
The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA:

	Year Ended December 31,
(in thousands)	2025	2024	2023	2022	2021
Net income	$93,339	$77,054	$65,824	$55,134	$44,597
Income tax expense	30,496	22,422	19,739	16,190	8,944
Depreciation and amortization of property and equipment	21,089	18,721	18,631	16,421	14,788
Amortization of intangible assets	37,169	23,510	16,116	11,768	10,126
Stock-based compensation expense	53,728	54,557	45,508	33,399	27,574
Realized (gain) loss from investments held and foreign currency impact on cash and investments	(388)	(115)	(1,726)	1,026	1,456
Investment income	(4,649)	(10,582)	(7,660)	(1,670)	(278)
Other	583	1,064	1,198	—	(192)
Adjusted EBITDA	$231,367	$186,631	$157,630	$132,268	$107,015

Appendix to the Proxy Statement for the 2026 Annual Meeting of Stockholders

SPS COMMERCE

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com** or scan the QR Barcode above

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V89395-P42365-Z91778 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

**SPS COMMERCE, INC.**

**The Board of Directors recommends you vote FOR the following:**

1. Election of Directors

| Nominees: | For | Against | Abstain |
|---|---|---|---|
| 1a. Fumbi Chima | ☐ | ☐ | ☐ |
| 1b. Chad Collins | ☐ | ☐ | ☐ |
| 1c. Razat Gaurav | ☐ | ☐ | ☐ |
| 1d. Michael McConnell | ☐ | ☐ | ☐ |
| 1e. Mark Partin | ☐ | ☐ | ☐ |
| 1f. Marty Réaume | ☐ | ☐ | ☐ |
| 1g. Tami Reller | ☐ | ☐ | ☐ |
| 1h. Philip Soran | ☐ | ☐ | ☐ |
| 1i. Anne Sempowski Ward | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote FOR proposals 2 and 3.** | For | Against | Abstain |
|---|---|---|---|
| 2. Ratification of the selection of KPMG LLP as the independent auditor of SPS Commerce, Inc. for the fiscal year ending December 31, 2026. | ☐ | ☐ | ☐ |
| 3. Advisory approval of the compensation of the named executive officers of SPS Commerce, Inc. | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com D77767-P64574 SPS COMMERCE, INC. Annual Meeting of Stockholders May 17, 2022 8:00 AM CT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Archie Black and Kimberly Nelson, or either of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of SPS Commerce, Inc., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM CT on May 17, 2022 via live webcast at www.virtualshareholdermeeting.com/SPSC2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy also serves to direct Fidelity Management Trust Company ("Fidelity"), as trustee of the SPS delivery of information. Vote by 11:59 p.m. ET on May 16, 2022 for shares held directly and by 11:59 p.m. ET on May 13, 2022 for shares held in the Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SPSC2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on May 16, 2022 for shares held directly and by 11:59 p.m. ET on May 13, 2022 for shares held in the Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. D77766-P64574 SPS COMMERCE, IN

V89396-P42365-Z91778

This proxy also serves to direct Fidelity Management Trust Company ("Fidelity"), as trustee of the SPS Commerce, Inc. 401(k) Retirement Savings Plan (the "Plan"), with respect to shares of Common Stock of SPS Commerce, Inc. held in participant accounts under the Plan. For any shares in the Plan for which Fidelity does not receive participant direction by 11:59 P.M. ET on May 22, 2026, Fidelity will not vote such shares.

**Continued and to be signed on reverse side**